Filed Pursuant to Rule 424(b)(5)

Registration No. 333-234686

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 20, 2021)

3,987,914 Shares

Tidewater Inc.

Common Stock

We are offering 3,987,914 shares of our common stock, par value $0.001 per share (our “common stock”).

We intend to use the net proceeds from this offering (before expenses) to repurchase from Banyan Overseas Limited, a limited company organized under the laws of Bermuda (“Banyan”), a number of warrants exercisable for shares of our common stock (“Warrants”) equal to the number of shares of our common stock sold in this offering (the “Repurchase”). The Repurchase is expected to occur substantially concurrently with the closing of this offering. The closing of the Repurchase is conditioned upon the consummation of this offering. In addition, the closing of this offering is conditioned upon the satisfaction or waiver of various conditions, including the consummation of the Repurchase. See “Summary—Recent Developments—Warrant Repurchase” and “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.” On November 7, 2022, the last reported sale price of our common stock on the NYSE was $34.78 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public Offering Price	$30.25000	$120,634,398.50
Underwriting Discounts and Commissions(1)	$0.86063	$3,432,118.43
Proceeds to the Company (before expenses)	$29.38937	$117,202,280.07

(1)	See “Underwriting” for a description of compensation payable to the underwriter.

Certain funds associated or affiliated with an existing stockholder and director of the Company have indicated an interest in purchasing up to $10 million of shares of our common stock in this offering, at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, such entities may elect to purchase fewer shares than they indicate an interest in purchasing or not to purchase any shares in this offering. In addition, the underwriter may elect to sell fewer shares or not to sell any shares in this offering to such entities. The underwriter will receive the same discount from any shares sold to such entities as it will from any other shares sold to the public in this offering. Any shares purchased by such entities in this offering will be subject to lockup agreements with the underwriter, under which such entities have agreed not to sell any of their shares of our common stock for 45 days following the date of this prospectus.

We and the underwriter have agreed to deliver the shares of common stock on the date specified below, which is the second business day following the pricing date of the shares of common stock, which was November 8, 2022.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares on or about November 10, 2022.

Sole Book-Running Manager

Morgan Stanley

The date of this prospectus supplement is November 8, 2022.

TABLE OF CONTENTS

Prospectus Supplement

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT	S-ii
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SUMMARY	S-1
THE OFFERING	S-3
SUMMARY FINANCIAL DATA	S-5
RISK FACTORS	S-7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-28
USE OF PROCEEDS	S-29
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-30
CERTAIN ERISA AND RELATED CONSIDERATIONS	S-33
UNDERWRITING	S-35
LEGAL MATTERS	S-44
EXPERTS	S-44
ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE	S-45

Prospectus

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS	1
ABOUT THIS PROSPECTUS	1
TIDEWATER INC.	2
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF TIDEWATER COMMON STOCK AND WARRANTS	6
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF DEPOSITARY SHARES	23
DESCRIPTION OF PREFERRED STOCK	24
DESCRIPTION OF UNITS	25
DESCRIPTION OF WARRANTS	26
PLAN OF DISTRIBUTION	27
LEGAL MATTERS	29
EXPERTS	29
ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE	30

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by us with the Securities Exchange Commission (the “SEC”). We have not, and Morgan Stanley & Co. LLC (the “underwriter”) has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is or to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since the date of such documents.

You should also read and consider the information in the documents to which we have referred you under the caption “Additional Information and Information Incorporated by Reference” in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a “shelf” registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our shares being offered and other information you should know before investing in our shares. Before purchasing any securities, you should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the additional information described under “Additional Information and Information Incorporated by Reference” on page S-45 of this prospectus supplement and on page 30 of the accompanying prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement also includes trademarks, trade names and service marks of other companies, which are the property of their respective holders. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, these other parties other than as described herein.

When used in this prospectus supplement and the accompanying prospectus, the terms “Tidewater,” “the Company,” “we,” “our” and “us” refer to Tidewater Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

S-ii

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed). This summary is not complete and does not contain all of the information that you should consider when making your investment decision.

TIDEWATER INC.

Tidewater Inc., a Delaware corporation, provides offshore marine support and transportation services to the global offshore energy industry through the operation of a diversified fleet of marine service vessels. Tidewater was incorporated in 1956 and conducts its operations through wholly owned United States and international subsidiaries, as well as through joint ventures in which Tidewater has either majority or, occasionally, non-controlling interests (generally where required to satisfy local ownership or local content requirements). Headquartered in Houston, Texas, Tidewater’s U.S. marine operations are based in Amelia, Louisiana and Houston, Texas, and Tidewater conducts international operations through facilities and offices located in over 30 countries.

Tidewater’s vessels and associated vessel services provide support for all phases of offshore oil and natural gas exploration, field development and production as well as windfarm development and maintenance. These services include towing of, and anchor handling for, mobile offshore drilling units; transporting supplies and personnel necessary to sustain drilling, workover and production activities; offshore construction and seismic and subsea support; geotechnical survey support for windfarm construction, and a variety of other specialized services such as pipe and cable laying. In addition, we have one of the broadest geographic operating footprints in the offshore vessel industry. Our global operating footprint allows us to react quickly to changing local market conditions and to be responsive to the changing requirements of the many customers with which we believe we have strong relationships. We are also one of the most experienced international operators in the offshore energy industry with a history spanning over 65 years. At September 30, 2022, we owned 195 vessels with an average age of 11.5 years (excluding one joint venture vessel, but including seven stacked vessels and eight vessels designated for sale) available to serve the global energy industry. We also have two vessels currently under construction. The average age of our 187 active vessels at September 30, 2022 was 11.3 years.

Tidewater’s executive offices are located at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, and its telephone number is (713) 470-5300. Tidewater’s website is www.tdw.com. Information on Tidewater’s website is not part of and is not incorporated into this prospectus supplement.

Shares of Tidewater’s common stock, $0.001 par value per share, are listed on the NYSE under the symbol “TDW.” Tidewater’s Series A Warrants are listed on the NYSE under the symbol “TDW.WS.A.” Tidewater’s Series B Warrants are listed on the NYSE under the symbol “TDW.WS.B.” Tidewater’s Warrants are listed on the NYSE American under the symbol “TDW.WS.”

Recent Developments

Swire Offshore Service Vessels Business Acquisition

On April 22, 2022, we completed an acquisition (the “Acquisition”) of all of the issued and outstanding shares of Swire Pacific Offshore Holdings Limited (now known as Tidewater Offshore Holdings Limited), a limited company organized under the laws of Bermuda (“TOHL”), from Banyan. As a result of the Acquisition, TOHL became one of our indirect wholly owned subsidiaries. The Acquisition was completed pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated March 9, 2022, by and among Tidewater, Banyan and TOHL. Pursuant to the Purchase Agreement, we completed the Acquisition in exchange for consideration consisting of 8,100,000 Warrants, each of which was exercisable at $0.001 per share for one share of our common stock, and $42,000,000 in cash. The consolidated financial statements of TOHL and its subsidiaries as of and for the years ended December 31, 2021 and 2020 and certain pro forma combined financial information included in our Current Report on Form 8-K/A, filed with the SEC on July 6, 2022, and is incorporated by reference into this prospectus supplement.

The Warrants have a 25-year term and do not grant the holder any voting or control rights or contain any negative covenants restricting the operation of Tidewater’s business. The Warrants are structured to comply with the foreign ownership limitations applicable to Tidewater’s common stock contained in the Merchant Marine Act of 1920, as amended and the Shipping Act, 1916, as amended (collectively, the “Jones Act”).

First Warrant Repurchase

On August 12, 2022, we completed a registered underwritten public offering of 4,048,000 shares of our common stock at a public offering price of $17.85 per share. The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, were approximately $72.3 million. We used the net proceeds from the offering, totaling approximately $70.6 million (after deducting the underwriter’s discounts and commissions and before deducting offering expenses), to repurchase 4,048,000 Warrants from Banyan. We subsequently cancelled the repurchased Warrants. Immediately following such repurchase, Banyan held 4,052,000 Warrants and it currently holds 3,987,914 Warrants.

Second Warrant Repurchase

We intend to enter into a warrant repurchase agreement (the “Warrant Repurchase Agreement”), dated as of the date of this prospectus supplement, with Banyan immediately before entering into the underwriting agreement in connection with this offering.  Pursuant to the terms of the Warrant Repurchase Agreement, substantially concurrently with the closing of this offering we will repurchase a number of Warrants equal to the number of shares of our common stock sold in this offering from Banyan for an aggregate purchase price payable by us to Banyan equal to the aggregate net proceeds from this offering (before expenses) and the purchase price per Warrant payable by us to Banyan equal to the price per share of common stock paid by the underwriter to us in this offering.

We also intend to enter into an escrow agreement (the “Warrant Escrow Agreement”), dated as of the date of this prospectus supplement, with Banyan and American Stock Transfer & Trust Company, LLC (“AST”).  Under the Warrant Escrow Agreement, AST will act as custodian for the Warrants to be repurchased from the time that the Warrant Escrow Agreement is entered into until the closing of this offering.

The Repurchase is expected to occur substantially concurrently with the closing of this offering. The closing of the Repurchase is conditioned upon the consummation of this offering. In addition, the closing of this offering is conditioned upon the satisfaction or waiver of various conditions, including the consummation of the Repurchase.

THE OFFERING

Issuer	Tidewater Inc.

Common Stock Being Offered	3,987,914 shares of common stock.

Common Stock Outstanding Before this Offering	46,505,642 shares outstanding as of October 31, 2022.

Common Stock to Be Outstanding After this Offering	50,493,556 shares of common stock.

Use of Proceeds

We intend to use the net proceeds from this offering (before expenses) to repurchase from Banyan a number of Warrants equal to the number of shares of our common stock sold in this offering. We will not retain any of the proceeds from the sale of shares of our common stock in this offering. See “Recent Developments—Warrant Repurchase” and “Use of Proceeds”.

Risk Factors

See “Risk Factors” on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Exchange Listing	Our common stock is traded on the NYSE under the symbol “TDW.”

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Computershare Inc.

Unless indicated, all figures included in this prospectus supplement:

●	exclude 5,923,399 shares of our common stock issuable upon the conversion of our Series A Warrants, Series B Warrants and GLF Equity Warrants as of September 30, 2022; and
●	exclude 1,619,132 shares of common stock to be issued upon exercise of outstanding stock options unvested (weighted average exercise price of $11.46) or unexercised restricted stock units and unvested performance share units (weighted average exercise price of $0.00) under the Company’s 2017 Stock Incentive Plan, Legacy GulfMark Stock Incentive Plan and 2021 Stock Incentive Plan as of September 30, 2022.

Certain funds associated or affiliated with an existing stockholder and director of the Company have indicated an interest in purchasing up to $10 million of shares of our common stock in this offering, at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, such entities may elect to purchase fewer shares than they indicate an interest in purchasing or not to purchase any shares in this offering. In addition, the underwriter may elect to sell fewer shares or not to sell any shares in this offering to such entities. Any shares purchased by such entities in this offering will be subject to lock-up agreements with the underwriter, under which such entities have agreed not to sell any of their shares of our common stock for 45 days following the date of this prospectus. The underwriter will receive the same discount from any shares sold to such entities as it will from any other shares sold to the public in this offering.

Summary of Risk Factors

Below is a summary of some of the principal risks and uncertainties that could materially adversely affect our business, financial condition, and results of operations. You should read this summary together with the more detailed description of each risk factor contained in the "Risk Factors" section of this prospectus supplement.

Risks Relating to Our Business and Industry

●	The COVID-19 pandemic may continue to have a material negative impact on our operations and business.
●	A key component of our growth strategy is expanding our business and fleets through mergers, acquisitions, joint ventures and other strategic transactions. Past acquisitions and any future acquisitions, joint ventures, strategic alliances or other similar transactions may not be successful.
●

Volatility in the global market for oil and natural gas has in the past led to market oversupply and depressed commodity prices which has adversely affected our operations and may, in the future, materially disrupt our operations and adversely impact our business and financial results.

●	A substantial or an extended decline in oil and natural gas prices could result in lower capital spending by our customers.
●	We derive a significant amount of revenue from a relatively small number of customers
●	The high level of competition in the offshore marine service industry could negatively impact pricing for our services.
●	The rise in production of unconventional crude oil and natural gas resources could increase supply without a commensurate growth in demand which would negatively impact oil and natural gas prices.
●	An increase in vessel supply without a corresponding increase in the working offshore rig count could exacerbate the industry’s currently oversupplied condition.
●	Our insurance coverage and contractual indemnity protections may not be sufficient to protect us under all circumstances or against all risks.
●	Maintaining our current fleet and acquiring vessels required for additional future growth require significant capital.
●	We may not be able to renew or replace expiring contracts for our vessels.
●	We may record additional losses or impairment charges related to our vessels.
●	Cybersecurity attacks, including ransomware, on any of our facilities, or those of third parties, may result in potential liability or reputational damage or otherwise adversely affect our business.
●	Uncertain economic conditions may lead our customers to postpone capital spending or jeopardize our customers’ or other counterparties’ ability to perform their obligations.
●

Factors associated with global climate change, including evolving and increasing regulations, increasing global concern and stakeholder scrutiny about climate change, and increasing frequency and/or severity of adverse weather conditions could adversely affect our business, reputation, results of operations and financial positions.

●	Failure to effectively and timely address the energy transition could adversely affect our business, results of operations and cash flows.
●

Pressure from outside groups and/or governmental entities regarding our compliance with or adherence to expected ESG driven protocols or actions could adversely affect our business, including our ability to obtain financing, our results of operations and our cash flows.

Risks Relating to Our Indebtedness

●	We may not be able to generate sufficient cash flow to meet our debt service and other obligations.
●	Restrictive debt covenants may restrict our ability to raise capital and pursue our business strategies.
●	The amount of our debt could have significant consequences for our operations and future prospects.
●	We may not be able to obtain debt financing if and when needed with favorable terms, if at all.

Risks Relating to Our International and Foreign Operations

●	We operate throughout the world and are exposed to risks inherent in doing business in countries other than the U.S.
●	Global or regional public health crises and other catastrophic events could reduce economic activity resulting in lower commodity prices and could affect our crew rotations and entry into ports.
●	We may have disruptions or disagreements with our foreign joint venture partners, which could lead to an unwinding of the joint venture.
●	Our international operations expose us to currency devaluation and fluctuation risk.
●	With our extensive international operations, we are subject to certain compliance risks under the Foreign Corrupt Practices Act, the United Kingdom Bribery Act or similar worldwide anti-bribery laws.

Risks Relating to Governmental Regulation

●	There may be changes to complex and developing laws and regulations to which we are subject that would increase our cost of compliance and operational risk.
●	Changes in U.S. and international tax laws and policies could adversely affect our financial results.
●	Any changes in environmental regulations, including climate change and greenhouse gas restrictions, could increase the cost of energy and future production of oil and natural gas.

Risks Relating to Our Employees

●	We may have difficulty attracting, motivating and retaining executives and other key personnel.
●	We may be subject to additional unionization efforts, new collective bargaining agreements or work stoppages.
●	Certain of our employees are covered by both state and federal laws that may subject us to job-related claims.

Risks Relating to Our Securities

●	Our common stock is subject to restriction on foreign ownership by non-U.S. Citizen stockholders.
●	The market price of our securities is subject to volatility.
●

Because we currently have no plans to pay cash dividends or other distributions on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

●	Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.
●	Anti-takeover provisions and limitations on foreign ownership in our organizational documents could delay or prevent a change of control.

Risks Relating to this Offering

●	Our actual results of operations may differ materially from the unaudited pro forma financial data incorporated by reference in this prospectus supplement.
●	Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
●	Future sales or issuances of our common stock may dilute the ownership interest of existing stockholders and depress the trading price of our common stock.

SUMMARY FINANCIAL DATA

The following table sets forth our summary financial and operating data as of September 30, 2022 and 2021 and December 31, 2021, and 2020, and for the three months ended September 30, 2022, for the nine months ended September 30, 2022 and 2021, and for the years ended December 31, 2021, 2020 and 2019. The summary historical and financial data were derived from the unaudited and audited historical financial statements of Tidewater Inc. incorporated by reference in this prospectus supplement and the accompanying base prospectus. The summary historical financial data as of December 31, 2019 were derived from the audited historical financial statements of Tidewater Inc. not incorporated by reference in this prospectus supplement. We have prepared the unaudited information on the same basis as the audited historical financial statements and have included all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for such period. Our historical results are not necessarily indicative of the results that may be expected or may actually occur in the future, and our interim results are not necessarily indicative of the expected results for future interim periods or the full year.

You should read this summary financial data in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022, as well as our historical financial statements and accompanying notes included therein, which are incorporated by reference in this prospectus supplement. The summary financial data and information in this section are not intended to replace the financial statements and are qualified in their entirety by the financial statements and related notes incorporated by reference into this prospectus supplement.

STATEMENT OF OPERATIONS DATA (in thousands except per share data):
	Nine Months Ended September 30,		Years Ended December 31,
	2022	2021	2021	2020	2019
	(unaudited)
Revenues	$460,938	$265,858	$371,033	$397,038	$486,549
Vessel operating costs and costs of other operating revenues	(283,241)	(192,630)	(264,045)	(272,185)	(331,996)
General and administrative expense	(73,288)	(50,875)	(68,516)	(73,447)	(103,716)
Depreciation and amortization	(89,279)	(86,256)	(114,544)	(116,709)	(101,931)
Gain (loss) on asset dispositions, impairments and other	(1,540)	(4,121)	(18,944)	(121,499)	(35,510)
Operating income (loss)	13,590)	(68,024)	(95,016)	(186,802)	(86,604)
Interest and other debt costs, net	(12,850)	(12,166)	(15,583)	(24,156)	(29,068)
Interest income and other, net	4.416	179	1,605	1,228	6,598
Other income (expense)	(5,167)	(2,648)	(3,691)	12,069	(4,421)
Loss on early extinguishment of debt	-	-	(11,100)	-	-
Loss on warrants	(14,175)	-	-	-	-
Loss before income taxes	(14,186)	(82,659)	(123,785)	(197,661)	(113,495)
Income tax (expense) benefit	(18,189)	(8,922)	(5,875)	965	(27,724)
Net loss	(32,375)	(91,581)	(129,660)	(196,696)	(141,219)
Plus (less): Net (loss) income attributable to noncontrolling interests	(6)	(546)	(691)	(454)	524
Net (loss) attributable to Tidewater Inc.	$(32,369)	$(91,035)	$(128,969)	$(196,242)	$(141,743)
Weighted average common shares outstanding (basic and diluted)	42,570	40,918	41,009	40,355	38,205
Loss per common share (basic and diluted)	$(0.76)	$(2.22)	$(3.14)	$(4.86)	$(3.71)

SELECTED BALANCE SHEET DATA (in thousands):
	September 30,		December 31,
	2022	2021	2021	2020	2019
	(unaudited)
Cash and cash equivalents and restricted cash	$119,979	$151,506	$150,277	$152,012	$224,045
Working capital	162,310	50,213	184,730	205,470	351,619
Net properties and equipment	815,990	709,324	688,040	780,318	938,961
Total assets	1,283,061	1,123,073	1,095,780	1,251,177	1,579,528
Long-term debt	168,649	14,139	167,885	164,934	279,044
Total equity	847,099	734,612	701,769	823,272	1,016,410

Non-GAAP Measures (in thousands):
	Three Months Ended September 30,	Nine Months Ended September 30,		Years Ended December 31,
	2022	2022	2021	2021	2020	2019
Net income (loss)	$4,910	$(32,375)	$(91,581)	$(129,660)	$(196,696)	$(141,219)
Interest and other debt costs	4,391	12,850	12,166	15,583	24,156	29,068
Income tax (benefit) expense	6,352	18,189	8,922	5,875	(965)	27,724
Depreciation	22,252	62,539	54,605	73,223	73,030	77,045
Amortization of deferred drydock and survey costs	8,604	26,740	31,651	41,321	43,679	24,886
EBITDA (a)	46,509	87,943	15,763	6,342	(56,796)	17,504

(a)

EBITDA, a measure used by management to evaluate operating performance, is defined as net income attributable to Tidewater Inc. plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization. EBITDA is not a recognized term under generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. Management believes EBITDA is helpful to investors and our management in highlighting trends because EBITDA excludes the results of decisions outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies.

RISK FACTORS

Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or in our filings with the SEC, any one or more of which could, directly or indirectly, cause our actual financial condition and operating results to vary materially from those anticipated, projected or assumed in the forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, prospects, financial condition, results of operations, stock price and cash flows. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations. These could also be affected by additional factors that apply to all companies generally which are not specifically mentioned below. The price of our securities could decline and you could lose part or all of your investment.

Investing in our securities involves certain risks. Before you invest in our securities, you should carefully consider those risk factors set forth below as well as the risks described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, the Current Reports on Form 8-K filed with the SEC on April 26, 2022 and August 9, 2022, and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors included in the accompanying prospectus, together with all of the other information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described in this prospectus supplement, the accompanying prospectus, or incorporated by reference into this prospectus are not the only risks and uncertainties we face. The risks described also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. Please read “Cautionary Statement Regarding Forward-Looking Statements.” For access to documents that are incorporated by reference into this prospectus supplement, please see the section entitled, “Additional Information and Information Incorporated by Reference” beginning on page S-45.

Risks Relating to the COVID-19 Pandemic

The COVID-19 pandemic has adversely affected and may, in the future, have a material negative impact on our operations and business.

In early 2020, it became evident that a novel coronavirus originating in Asia (COVID-19) could become a pandemic with worldwide reach. By mid-March of 2020, when the World Health Organization declared the outbreak to be a pandemic (the COVID-19 pandemic), much of the industrialized world had taken severe measures to lessen its impact. Despite such measures, the COVID-19 pandemic created significant volatility, uncertainty, and economic disruption.

The spread of COVID-19 to one or more of our locations, including our vessels, could significantly impact our operations. While we have implemented various protocols for both onshore and offshore personnel in efforts to limit the impact of COVID-19, there is no assurance that those efforts will be fully successful. The spread of COVID-19 to our onshore workforce could prevent us from supporting our offshore operations, we may experience reduced productivity as our onshore personnel works remotely, and any spread to our key management personnel may disrupt our business. Any outbreak on our vessels may result in the vessel, or some or all the vessel crew, being quarantined and therefore impede the vessel’s ability to generate revenue. We have experienced challenges in connection with our offshore crew changes due to health and travel restrictions related to COVID-19, and those challenges and/or restrictions may continue or worsen despite our efforts at mitigating them. To the extent the COVID-19 pandemic adversely affects our operations and business, it may also have the effect of heightening many of the other risks set forth in our SEC filings, such as those relating to our financial performance and debt obligations.

The full impact of the COVID-19 pandemic continues to evolve. The extent to which it impacts our business and operations and ability to preserve our liquidity will depend on the severity, location, and duration of the effects and spread of the pandemic itself, the actions undertaken by national, regional, and local governments and health officials to contain the virus or treat its effects, and how quickly and to what extent economic conditions improve and normal business and operating conditions resume. Additionally, constraints on the global supply chain arising from the COVID-19 pandemic have reduced the number of available suppliers, and the imposition of further public health measures affecting supply chain and logistics may negatively impact our suppliers. As we cannot predict the full duration or scope of this pandemic, any anticipated negative financial impact to our operating results cannot be reasonably estimated but could be both material and long-lasting. Additionally, the impact of COVID-19, and the volatile regional and global economic conditions stemming from the pandemic, may also precipitate or exacerbate other risks discussed in this "Risk Factors" and elsewhere in this report, any of which could have a material effect on us.

Volatility in the global market for oil and natural gas has in the past led to market oversupply and depressed commodity prices which has adversely affected our operations and may, in the future, materially disrupt our operations and adversely impact our business and financial results.

With respect to our sector, the COVID-19 pandemic resulted in a much lower demand for oil as national, regional, and local governments impose travel restrictions, border closings, restrictions on public gatherings, stay at home orders, and limitations on business operations in order to contain its spread. During this same time period, oil-producing countries struggled to reach consensus on worldwide production levels, resulting in both a market oversupply of oil and a precipitous fall in oil prices, which have only recently begun to recover.

Combined, these conditions adversely affected our operations and business beginning with the latter part of the first fiscal quarter of 2020 and continuing into 2021. The reduction in demand for hydrocarbons together with an unprecedented decline in the price of oil resulted in our primary customers, the oil and gas companies, making material reductions to their planned spending on offshore projects, compounding the effect of the COVID-19 pandemic on offshore operations. Further, these conditions impacted the demand for our services, the utilization and/or rates we could achieve for our assets and services, and the outlook for our industry in general for the last nine months of 2020 and for most of 2021. Demand for oil and gas and commodity prices have recovered in 2022 to near pre-pandemic levels and we do not expect our operations and business to continue to be negatively impacted. However, other factors, including pressure on our customers to return capital to shareholders and pressure to address ESG concerns related to fossil fuel production and consumption, coupled with the lingering uncertainty related to the COVID-19 pandemic could have a negative impact on our operations in the near term.

Risks Relating to Our Business and Industry

A key component of our growth strategy is expanding our business and fleets through mergers, acquisitions, joint ventures and other strategic transactions. Past acquisitions and any future acquisitions, joint ventures, strategic alliances or other similar transactions may not be successful.

A key component of our growth strategy is to expand our business, fleets and the geographical markets we serve through mergers, acquisitions, joint ventures and other strategic transactions. We also expect consolidation in our industry to continue and for us to be an active participant as opportunities arise and market conditions allow. We are currently evaluating and pursuing certain acquisition opportunities, one or more of which may be material to our business, financial condition and results of operations. In connection with such potential acquisitions, we may be required to use our cash, issue equity or equity linked securities, or incur substantial indebtedness to finance such future acquisitions or mergers. Any of these financing options could reduce our profitability and harm our business or only be available to us on unfavorable terms, if at all, and could require concessions under our current indebtedness that our lenders might not be willing to grant. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition, and any equity issuance could have a dilutive impact on our stockholders. There is no assurance that any of these potential acquisitions or other strategic transactions may be completed successfully, or at all.

In addition, we cannot be certain we will successfully integrate the operations and assets of any acquired business with our own business. Acquisitions may not perform as expected when a transaction is consummated and may be dilutive to our overall operating results. In addition, valuations supporting our acquisitions and strategic investments could change rapidly given the current global economic climate. We could determine that such valuations have experienced impairments or other-than-temporary declines in fair value that could adversely impact our financial results. Moreover, our management may not be able to effectively manage a substantially larger business or successfully operate in a new geographic location. Any acquisitions or strategic transactions will be accompanied by the risks commonly encountered with such transactions, including, without limitation:

●	the difficulty of assimilating the operations and personnel of acquired assets or businesses;

●	the potential disruption of our ongoing business and the distraction of management from our business;

●	the unexpected loss of customers of acquired assets or businesses;

●	the potential inability of management to maximize our financial and strategic position as a result of an acquisition or investment;

●	the risk of entering geographic or geopolitical markets in which we have no or limited direct prior experience and where competitors in such markets have stronger positions;

●	the risk that there could be deficiencies in the internal controls of any acquired company or investments that could result in a material weakness in our overall internal controls taken as a whole;

●	the potential loss of key employees of an acquired company; and

●	the potential for stockholder lawsuits.

The prices for oil and natural gas affect the level of capital spending by our customers. A substantial or an extended decline in oil and natural gas prices could result in lower capital spending by our customers.

Demand for our services depends substantially upon the level of activity in the oil and natural gas industry and the willingness of oil and natural gas companies to make capital expenditures on exploration, drilling and production operations. Oil and natural gas prices and market expectations of potential changes in these prices significantly affect this level of activity. Prices for crude oil and natural gas are highly volatile and extremely sensitive to the respective supply/demand relationship for crude oil and natural gas. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Many factors affect the supply of and demand for crude oil and natural gas and, therefore, influence prices of these commodities, including:

●	domestic and foreign supply of oil and natural gas, including increased availability of non-traditional energy resources such as shale oil and natural gas;

●	prices, and expectations about future prices, of oil and natural gas;

●	domestic and worldwide economic conditions, and the resulting global demand for oil and natural gas;

●	the price and quantity of imports of foreign oil and natural gas including the ability of OPEC to set and maintain production levels for oil, and decisions by OPEC to change production levels;

●	sanctions imposed by the U.S., the European Union (E.U.), or other governments against oil producing countries;

●	the cost of exploring for, developing, producing and delivering oil and natural gas;

●	the expected rates of decline in production from existing and prospective wells and the discovery rates of new oil and natural gas reserves;

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federal, state and local regulation relating to (i) exploration and drilling activities, (ii) equipment, material, supplies or services that we furnish, (iii) oil and natural gas exports and (iv) environmental or energy security matters;

●	public pressure on, and legislative and regulatory interest within, federal, state and local governments to stop, significantly limit or regulate oil or natural gas production;

●	weather conditions, natural disasters, and global or regional public health crises and other catastrophic events, such as the COVID-19 pandemic that began in early 2020;

●	incidents resulting from operating hazards inherent in offshore drilling, such as oil spills;

●	political, military and economic instability and social unrest in oil and natural gas producing countries, including the impact of armed hostilities involving one or more oil producing nations;

●	advances in exploration, development and production technologies or in technologies affecting energy consumption;

●	the price and availability of, and public sentiment regarding, alternative fuel and energy sources;

●	uncertainty in capital and commodities markets; and

●	domestic and foreign tax policies, including those regarding tariffs and duties.

A prolonged material downturn in crude oil and natural gas prices and/or perceptions of long-term lower commodity prices can negatively impact the development plans of exploration and production (E&P) companies and result in a significant decline in demand for offshore support services resulting in project modifications, delays or cancellations, general business disruptions, and delays in payment of, or nonpayment of, amounts that are owed to us. Moreover, declining or continuing depressed oil and natural gas prices may result in negative pressures on:

●	our customer’s capital spending and spending on our services;

●	our charter rates and/or utilization rates;

●	our results of operations, cash flows and financial condition;

●	the fair market value of our vessels;

●	our ability to refinance, maintain or increase our borrowing capacity;

●	our ability to obtain additional capital to finance our business and make acquisitions or capital expenditures, and the cost of that capital; and

●	the collectability of our receivables.

Moreover, higher commodity prices will not necessarily translate into increased demand for offshore support services or sustained higher pricing for offshore support vessel services, in part because customer demand is often driven by capital expenditure programs that are more focused on future commodity price expectations and not solely on current prices. Although crude prices have recovered from the historic lows seen in the first half of 2020, our customers have generally lowered their capital expenditure programs considering recent volatility in pricing and other priorities for cash flow including return on capital to shareholders and investment in more environmentally friendly projects. Additionally, increased commodity demand may in the future be satisfied by land-based energy resource production and any increased demand for offshore support vessel services can be more than offset by an increased supply of offshore support vessels resulting from the construction of additional offshore support vessels.

We derive a significant amount of revenue from a relatively small number of customers.

For the years ended December 31, 2021 and 2020, our top five and ten largest customers accounted for a significant percentage of our total revenues. While it is normal for our customer base to change over time as our time charter contracts expire and are replaced, our results of operations, financial condition and cash flows could be materially adversely affected if one or more of these customers were to decide to interrupt or curtail their activities, in general, or their activities with us, terminate their contracts with us, fail to renew existing contracts with us, and/or refuse to award new contracts to us.

Our customer base has undergone consolidation and additional consolidation is possible.

Additional consolidation of oil and natural gas companies and other energy companies and energy services companies is possible. Consolidation reduces the number of customers for our equipment and services, and may negatively affect exploration, development and production activity as consolidated companies focus, at least initially, on increasing efficiency and reducing costs and may delay or abandon exploration activity with less promise. Such activity could adversely affect demand for our offshore services.

The high level of competition in the offshore marine service industry could negatively impact pricing for our services.

We operate in a highly competitive industry, which could depress charter and utilization rates and adversely affect our financial performance. We compete for business with our competitors based on price; reputation for quality service; quality, suitability and technical capabilities of our vessels; availability of vessels; safety and efficiency; cost of mobilizing vessels from one market to a different market; and national flag preference. In addition, competition in international markets may be adversely affected by regulations requiring, among other things, local construction, flagging, ownership or control of vessels, the awarding of contracts to local contractors, the employment of local citizens and/or the purchase of supplies from local vendors.

The rise in production of unconventional crude oil and natural gas resources could increase supply without a commensurate growth in demand which would negatively impact oil and natural gas prices.

The rise in production of unconventional crude oil and natural gas resources in North America and the commissioning of several new large Liquefied Natural Gas (LNG) export facilities around the world have contributed to an over-supplied natural gas market. Production from unconventional resources has increased as drilling efficiencies have improved, lowering the costs of extraction. There has also been a buildup of crude oil inventories in the U.S. in part due to the increased development of unconventional crude oil resources. Prolonged increases in the worldwide supply of crude oil and natural gas, whether from conventional or unconventional sources, without a commensurate growth in demand for crude oil and natural gas may continue to depress crude oil and natural gas prices. A prolonged period of low crude oil and natural gas prices would likely have a negative impact on development plans of exploration and production companies, which in turn, may result in a decrease in demand for our offshore support vessel services.

An increase in vessel supply without a corresponding increase in the working offshore rig count could exacerbate the industry’s currently oversupplied condition.

Over the past decade, the combination of historically high commodity prices and technological advances resulted in significant growth in deepwater exploration, field development and production. During this time, construction of offshore vessels increased significantly in order to meet projected requirements of customers and potential customers. Excess offshore support vessel capacity usually exerts downward pressure on charter day rates. Excess capacity can occur when newly constructed vessels enter the worldwide offshore support vessel market and when vessels migrate between markets. A discussion about our vessel fleet appears in the “Vessel Utilization and Average Rates by Segment” section of Item 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

In addition, the provisions of U.S. shipping laws restricting engagement of U.S. coastwise trade to vessels controlled by U.S. citizens may from time to time be circumvented by foreign competitors that seek to engage in trade reserved for vessels controlled by U.S. citizens and otherwise qualifying for coastwise trade. A repeal, suspension or significant modification of U.S. shipping laws, or the administrative erosion of their benefits, permitting vessels that are either foreign-flagged, foreign-built, foreign-owned, foreign-controlled or foreign-operated to engage in the U.S. coastwise trade, could also result in excess vessel capacity and increased competition, especially for our vessels that operate in North America.

An increase in vessel capacity without a corresponding increase in the working offshore rig count could exacerbate the industry’s currently oversupplied condition, which may have the effect of lowering charter rates and utilization rates, which, in turn, would result in lower revenues.

Our insurance coverage and contractual indemnity protections may not be sufficient to protect us under all circumstances or against all risks.

Our operations are subject to the hazards inherent in the offshore oilfield business. These include blowouts, explosions, fires, collisions, capsizings, sinkings, groundings and severe weather conditions. Some of these events could be the result of (or exacerbated by) mechanical failure or navigation or operational errors. These hazards could result in personal injury and loss of life, severe damage to or destruction of property and equipment (including to the property and equipment of third parties), pollution or environmental damage and suspension of operations, increased costs and loss of business. Damages arising from such occurrences may result in lawsuits alleging large claims, and we may incur substantial liabilities or losses as a result of these hazards.

We carry what we consider to be prudent levels of liability insurance, and our vessels are generally insured for their estimated market value against damage or loss, including war, terrorism acts and pollution risks. While we maintain insurance protection and, as further described below, seek to obtain indemnity agreements from our customers requiring the customers to hold us harmless from some of these risks, our insurance and contractual indemnity protection may not be sufficient or effective to protect us under all circumstances or against all risks. Our insurance coverages are subject to deductibles and certain exclusions. We do not directly or fully insure for business interruption. The occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could have a material and adverse effect on our results of operations and financial condition. Additionally, while we believe that we should be able to maintain adequate insurance in the future at rates considered commercially acceptable, we cannot guarantee that such insurance will continue to be available at commercially acceptable rates given the markets in which we operate.

In addition, our contracts are individually negotiated, and the levels of indemnity and allocation of liabilities in them may vary from contract to contract depending on market conditions, particular customer requirements and other factors existing at the time a contract is negotiated. Additionally, the enforceability of indemnification provisions in our contracts may be limited or prohibited by applicable law or may not be enforced by courts having jurisdiction, and we could be held liable for substantial losses or damages and for fines and penalties imposed by regulatory authorities. The law with respect to the enforceability of indemnities varies from jurisdiction to jurisdiction. Current or future litigation in particular jurisdictions, whether or not we are a party, may impact the interpretation and enforceability of indemnification provisions in our contracts. There can be no assurance that our contracts with our customers, suppliers and subcontractors will fully protect us against all hazards and risks inherent in our operations. There can also be no assurance that those parties with contractual obligations to indemnify us will be financially able to do so or will otherwise honor their contractual obligations.

Factors associated with global climate change, including evolving and increasing regulations, increasing global concern and stakeholder scrutiny about climate change, and increasing frequency and/or severity of adverse weather conditions could adversely affect our business, reputation, results of operations and financial positions.

Companies across all industries are facing increasing scrutiny from stakeholders related to their ESG practices. Investor advocacy groups, certain institutional investors, investment funds and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. Regardless of the industry, investors’ increased focus and activism related to ESG and similar matters may hinder access to capital, as investors may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. Companies that do not adapt to or comply with investor or stakeholder expectations and standards, which are evolving, or are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of a legal requirement to do so, may suffer from reputational damage and the business, financial condition, and/or stock price of such a company could be materially and adversely affected. Further, the increasing attention to ESG and sustainability has resulted in governmental investigations, and public and private litigation, which could increase our costs or otherwise adversely affect our business or results of operations.

Specifically, adverse effects upon the oil and gas industry related to the worldwide social and political environment, including uncertainty or instability resulting from climate change, changes in political leadership and environmental policies, changes in geopolitical-social views toward fossil fuels and renewable energy, concern about the environmental impact of climate change and investors’ expectations regarding ESG matters, may also adversely affect demand for our services. In September 2021, a group of over 150 companies, including shipping companies, oil companies and port authorities, called on regulators to require the shipping industry to be fully decarbonized by 2050.

Social and political attention to ESG matters has resulted in both existing and pending international agreements and national, regional or local legislation and regulatory measures to limit greenhouse gas emissions and has been stated in the U.S. to be a priority of the Biden Administration, as well as other initiatives. These agreements and measures, including the Paris Climate Accord, the Kyoto Protocol, the European Union Emission Trading System, the United Kingdom’s Carbon Reduction Commitment, the International Maritime Organization’s MARPOL Annex VI amendments, and, in the U.S., the Regional Greenhouse Gas Initiative, the Western Regional Climate Action Initiative, and other various state programs, may require, or could result in future legislation and regulatory measures that require significant equipment and fleet modifications, operational changes, taxes, or purchase of emission credits to reduce emission of greenhouse gases from our operations, which may result in substantial capital expenditures and compliance, operating, maintenance and remediation costs. Any long-term material adverse effect on the oil and gas industry would likely have a significant financial and operational adverse impact on our business. Because we primarily support the oil and gas industry and our vessels utilize fossil fuels for internal power generation, the impact of such increased attention and regulation may have adverse effects on our and our customers’ operations and financial results.

In addition, some institutional investors are placing an increased emphasis on ESG factors when allocating their capital. These investors may be seeking enhanced ESG disclosures or may implement policies that discourage investment in the hydrocarbon industry. Organizations that provide information to institutional and retail investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings may lead to negative investor sentiment toward us and our industry and to the diversion of investment to other industries. To the extent certain institutions implement policies that discourage investments in our industry, it could have an adverse effect on our financing costs and access to liquidity and capital.

Moreover, climate change may cause more extreme weather conditions such as hurricanes, thunderstorms, tornadoes and snow or ice storms, as well as rising sea levels and increased volatility in seasonal temperatures. Extreme weather conditions can interfere with our or our customers’ and suppliers’ operations and increase our costs, and damage resulting from extreme weather may not be fully insured. However, at this time, we are unable to determine the extent to which climate change may lead to increased weather hazards affecting our operations.

Failure to effectively and timely address the energy transition could adversely affect our business, results of operations and cash flows.

Our long-term success depends on our ability to effectively navigate the energy transition, which will require adapting our vessels and technology portfolio to potentially changing government requirements and customer preferences, as well as engaging with our customers to develop solutions to support their oil and gas operations through this transition. If the energy transition landscape changes faster than anticipated or in a manner that we do not anticipate, demand for our services could be adversely affected. Furthermore, if we fail or are perceived to not effectively implement an energy transition strategy, or if investors or financial institutions shift funding away from companies in fossil fuel-related industries, our access to liquidity and capital or the market for our securities could be adversely impacted.

Failure to maintain an acceptable safety record may have an adverse impact on our ability to retain customers.

Our customers consider safety and reliability a primary concern in selecting a service provider. We must maintain a record of safety and reliability that is acceptable to our customers. Should this not be achieved, the ability to retain current customers and attract new customers may be adversely affected, which in turn could have a material adverse effect on our business, financial position, results of operations, cash flows and prospects.

We are subject to the effects of changing prices and inflation.

Inflation rates have been relatively low and stable over the previous three decades; however, in 2022 due in part to supply chain disruptions and the effects of the COVID-19 pandemic, inflation rates have risen significantly. We bear the costs of operating and maintaining our assets, including labor and material costs as well as recertification and drydock costs. Although we are able to reduce some of our exposure to price increases through the rates we charge, competitive market pressures may affect our ability to pass along price adjustments, which may result in reductions in our operating margins and cash flows in the future.

Risks Related to Our Indebtedness

We may not be able to generate sufficient cash flow to meet our debt service and other obligations.

Our ability to make payments on our indebtedness and to fund our operations depends on our ability to maintain sufficient cash flows. Our ability to generate cash in the future, to a large extent, is subject to conditions in the oil and natural gas industry, including commodity prices, demand for our services and the prices we can charge for our services, general economic and financial conditions, competition in the markets in which we operate, the impact of legislative and regulatory actions on how we conduct our business and other factors, all of which are beyond our control.

Lower levels of offshore exploration and development activity and spending by our customers globally directly and significantly have impacted, and may continue to impact, our financial performance, financial condition and financial outlook.

Restrictive covenants in the Bond Terms and Credit Facility Agreement may restrict our ability to raise capital and pursue our business strategies, and may have significant consequences for our operations and future prospects.

The bond terms for our 2026 Notes (the Bond Terms) and the Super Senior Revolving Credit Facility Agreement with DNB Bank ASA, New York Branch, as Facility Agent, Nordic Trustee AS, as Security Trustee, and certain other institutions (the Credit Facility Agreement) contain certain restrictive covenants. These covenants could have important consequences for our strategy and operations, including:

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limiting our ability to incur indebtedness to provide funds for investments or capital expenditures, acquisitions, debt service requirements, general corporate purposes, dividends, and to make other distributions or repurchase or redeem our stock;

●	restricting us from undertaking consolidations, mergers, sales, or other dispositions of all or substantially all our assets;

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requiring us to dedicate a substantial portion of our cash flow from operations to make required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures, such as investing in new vessels, and other general business activities;

●	requiring that we pledge substantial collateral, including vessels, which may limit flexibility in operating our business and restrict our ability to sell assets;

●	limiting management’s flexibility in operating our business including planning for, or reacting to, changes in our business and the industry in which we operate;

●	diminishing our ability to withstand a downturn in our business or worsening of macroeconomic or industry conditions; and

●	placing us at a competitive disadvantage against less leveraged competitors.

The Bond Terms and the Credit Facility Agreement also require us to comply with certain financial covenants, including maintenance of minimum liquidity and minimum consolidated equity. We may be unable to meet these financial covenants or comply with these covenants, which could result in a default under the Bond Terms or the Credit Facility Agreement. If a default occurs and is continuing, the secured parties and the lenders under the Bond Terms and Credit Facility Agreement may elect to declare all borrowings thereunder outstanding, together with accrued interest and other fees, to be immediately due and payable. If we are unable to repay our indebtedness when due or declared due, the secured parties and the lenders under the Bond Terms and Credit Facility Agreement will also have the right to foreclose on the collateral pledged to them, including the vessels, to secure the indebtedness. If such indebtedness were to be accelerated, our assets may not be sufficient to repay in full our secured indebtedness. Please refer to Note (3) of Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional information on the Bond Terms and the Credit Facility Agreement.

As a result of the restrictive covenants under the Bond Terms and the Credit Facility Agreement, we may be prevented from taking advantage of business opportunities. In addition, the restrictions contained in the Bond Terms and the Credit Facility Agreement, including a substantial make whole premium applicable to a voluntary prepayment of obligations under the Bond Terms, may also limit our ability to plan for or react to market conditions, meet capital needs or otherwise restrict our activities or business plans and adversely affect our ability to finance our operations, refinance, enter into acquisitions, execute our business strategy, make capital expenditures, effectively compete with companies that are not similarly restricted or engage in other business activities that would be in our interest. In the future, we may also incur additional debt obligations that might subject us to additional and different restrictive covenants that could further affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to these agreements if requested to obtain financial or operational flexibility or if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on acceptable terms or at all.

We may not be able to obtain debt financing if and when needed with favorable terms, if at all.

If commodity prices decline or if E&P companies activity indicate a low level of investment in offshore exploration, development and production, there could be a general outflow of credit and capital from the energy and energy services sectors and/or offshore-focused energy and energy service companies, as well as further efforts by lenders to reduce their loan exposure to the energy sector, impose increased lending standards for the energy and energy services sectors, increase borrowing costs and collateral requirements or refuse to extend new credit or amend existing credit facilities in the energy and energy services sectors. These potential negative consequences may be exacerbated by the pressure exerted on financial institutions by bank regulatory agencies to respond quickly and decisively to credit risk that develops in distressed industries. All these factors may complicate the ability of borrowers to achieve a favorable outcome in negotiating solutions to even marginally stressed credits.

These factors could limit our ability to access debt markets, including for the purpose of refinancing or replacing our existing debt, cause us to refinance at increased interest rates, issue debt or enter into bank credit agreements with less favorable terms and conditions, which debt may require additional collateral and contain more restrictive terms, negatively impact current and prospective customers’ willingness to transact business with us, or impose additional insurance, guarantee and collateral requirements, all of which result in higher borrowing costs and may limit our long- and short-term financial flexibility.

Risks Relating to Our Vessels

Maintaining our current fleet size and configuration and acquiring vessels required for additional future growth require significant capital.

Expenditures required for the repair, certification and maintenance of a vessel, some of which may be unplanned, typically increase with vessel age. Additionally, stacked vessels are not maintained with the same diligence as our marketed fleet. Depending on the length of time the vessels are stacked, we may incur additional costs to return these vessels to active service. These costs are difficult to estimate and may be substantial. These expenditures may increase to a level at which they are not economically justifiable and, therefore, to maintain our current fleet size we may seek to construct or acquire additional vessels. Also, customers may prefer modern vessels over older vessels, especially in weaker markets. The cost of repairing and/or upgrading existing vessels or adding a new vessel to our fleet can be substantial. Moreover, while our vessels are undergoing repair, upgrade or maintenance, they may not earn a day rate during the period they are out of service. Lastly, new laws and regulations related to climate change discussed below and the increased scrutiny of greenhouse gas emissions may require us to undertake upgrades or overhauls to our vessels and their power generation systems to ensure compliance, which would require significant additional capital expenditures.

While we expect our cash on hand, cash flow from operations and borrowings under new debt facilities to be adequate to fund our future potential purchases of additional vessels, our ability to pay these amounts is dependent upon the success of our operations. We can give no assurance that we will have sufficient capital resources to build or acquire the vessels required to expand or to maintain our current fleet size and vessel configuration.

We may not be able to renew or replace expiring contracts for our vessels.

We have several charters that expired in 2021 and others that have expired or will expire in 2022. Our ability to renew or replace expiring contracts or obtain new contracts, and the terms of any such contracts, will depend on various factors, including market conditions and the specific needs of our customers. Given the highly competitive and historically cyclical nature of our industry, we may not be able to renew or replace the contracts or we may be required to renew or replace expiring contracts or obtain new contracts at rates that are below, and potentially substantially below, existing day rates, or that have terms that are less favorable to us than are the terms of our existing contracts, or we may be unable to secure contracts for these vessels. This could have a material adverse effect on our financial condition, results of operations and cash flows.

The early termination of contracts on our vessels could have an adverse effect on our operations and our backlog may not be converted to actual operating results for any future period.

Most of the long-term contracts for our vessels and many of our contracts with governmental entities and national oil companies contain early termination options in favor of the customer, in some cases permitting termination for any reason. Although some of these contracts have early termination remedies in our favor or other provisions designed to discourage our customers from exercising such options, we cannot assure you that our customers would not choose to exercise their termination rights despite such remedies or the threat of litigation with us. Moreover, many of the contracts for our vessels have a term of one year or less and can be terminated with 90 days or less notice. Unless such vessels can be placed under contract with other customers, any termination could temporarily disrupt our business or otherwise adversely affect our financial condition and results of operations. We might not be able to replace such business or replace it on economically equivalent terms. In those circumstances, the amount of backlog could be reduced and the conversion of backlog into revenue could be impaired. Additionally, because of depressed commodity prices, adverse changes in credit markets, economic downturns, changes in priorities or strategy or other factors beyond our control, a customer may no longer want or need a vessel that is currently under contract or may be able to obtain a comparable vessel at a lower rate. For these reasons, customers may seek to renegotiate the terms of our existing contracts, terminate our contracts without justification or repudiate or otherwise fail to perform their obligations under our contracts. In any case, an early termination of a contract may result in one or more of our vessels being idle for an extended period. Each of these results could have a material adverse effect on our financial condition, results of operations and cash flows.

We may record additional losses or impairment charges related to our vessels.

We review the vessels in our active fleet for impairment whenever events occur or changes in circumstances indicate that the carrying value of an asset group may not be recoverable and we also perform a review of our stacked vessels not expected to return to active service whenever changes in circumstances indicate that the carrying amount of a vessel may not be recoverable. We have realized impairment charges with respect to our long-lived assets over the past several years. If offshore E&P industry conditions further deteriorate, we could be subject to additional long-lived asset impairments in future periods.

An impairment loss on our property and equipment exists when the estimated undiscounted cash flows expected to result from the use of the asset or asset group and its eventual disposition are less than its carrying amount. Any impairment loss recognized represents the excess of the asset’s carrying value over the estimated fair value. As part of this analysis, we make assumptions and estimates regarding future market conditions. To the extent actual results do not meet our estimated assumptions, we may take an impairment loss in the future. Additionally, there can be no assurance that we will not have to take additional impairment charges in the future.

We may not be able to sell vessels to improve our cash flow and liquidity because we may be unable to locate buyers with access to financing or to complete any sales on acceptable terms or within a reasonable timeframe.

We may seek to sell some of our vessels to provide liquidity and improve our cash flow. There may not be sufficient activity in the market to sell our vessels, and we may not be able to identify buyers with access to financing or to complete any such sales. Even if we can locate appropriate buyers for our vessels, any sales may occur on significantly less favorable terms than the terms that might be available in a more liquid market or at other times in the business cycle.

Risks Relating to Our International and Foreign Operations

We operate in various regions throughout the world and are exposed to many risks inherent in doing business in countries other than the U.S.

We have substantial operations in Brazil, Mexico, the North Sea, Norway, Southeast Asia, Saudi Arabia, Angola, Nigeria and throughout the west coast of Africa, which generate a large portion of our revenue. Our customary risks of operating internationally include, but are not limited to, political, military, social and economic instability within the host country; possible vessel seizures or expropriation of assets and other governmental actions by the host country, including trade or economic sanctions and enforcement of customs, immigration or other laws that are not well developed or consistently enforced; foreign government regulations that favor or require the awarding of contracts to local competitors; risks associated with failing to comply with the U.S. Foreign Corrupt Practices Act (FCPA), the United Kingdom (U.K.) Modern Slavery Act, the U.K. Bribery Act, the E.U. General Data Protection Regulation (GDPR), export laws and other similar laws applicable to our operations in international markets; an inability to recruit, retain or obtain work visas for workers of international operations; deprivation of contract rights; difficulties or delays in collecting customer and other accounts receivable; changing taxation policies; fluctuations in currency exchange rates; foreign currency revaluations and devaluations; restrictions on converting foreign currencies into U.S. dollars; expatriating customer and other payments made in jurisdictions outside of the U.S.; civil unrest, acts of terrorism, war or other armed conflict (further described below); and import/export quotas and restrictions or other trade barriers, most of which are beyond our control.

We are also subject to risks relating to war, sabotage, piracy, kidnappings and terrorism or any similar risk that may put our personnel at risk and adversely affect our operations in unpredictable ways, including changes in the insurance markets as a result of war, sabotage, piracy or kidnappings, disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, refineries, electric generation, transmission and distribution facilities, offshore rigs and vessels, and communications infrastructures, could be direct targets of, or indirect casualties of, an act of war, piracy, sabotage or terrorism. War or risk of war or any such attack, such as the current conflict in the Ukraine, and the international response to such events may also have an adverse effect on the economy, which could adversely affect activity in offshore oil and natural gas exploration, development and production and the demand for our services. Insurance coverage can be difficult to obtain in areas of pirate, terrorist or other hostile attacks resulting in increased costs that could continue to increase. We periodically evaluate the need to maintain this insurance coverage as it applies to our fleet. Instability in the financial markets as a result of war, sabotage, piracy, and terrorism, as well as the international response to such events such as trade and investment sanctions, could also adversely affect our ability to raise capital and could also adversely affect the oil, natural gas and power industries and restrict their future growth. The increase in the level of these criminal or terrorist acts, war and international hostilities over the last several years has been well-publicized. As a marine services company that operates in offshore, coastal or tidal waters in challenging areas, we are particularly vulnerable to these kinds of unlawful activities. Although we take what we consider to be prudent measures to protect our personnel and assets in markets that present these risks, including solicitation of advice from third-party experts, we have confronted these kinds of incidents in the past, and there can be no assurance we will not be subjected to them in the future.

Global or regional public health crises and other catastrophic events could reduce economic activity resulting in lower commodity prices and could affect our crew rotations and entry into ports.

The current COVID-19 pandemic has caused several countries to restrict travel and quarantine those who have been exposed. Quarantines and the inability to move or interact freely will have an impact on economic results. Such actions could reduce the world demand for oil. In addition, we may not be able to move freely in certain ports and we may not be able to economically move our vessel crews to and from our locations around the world.

We may have disruptions or disagreements with our foreign joint venture partners, which could lead to an unwinding of the joint venture.

We operate in several foreign areas through joint ventures with local companies, in some cases as a result of local laws requiring local company ownership. While the joint venture partner may provide local knowledge and experience, entering into joint ventures often requires us to surrender a measure of control over the assets and operations devoted to the joint venture, and occasions may arise when we do not agree with the business goals and objectives of our joint venture partner, or other factors may arise that make the continuation of the relationship unwise or untenable. Any such disagreements or discontinuation of the joint venture relationship could disrupt our operations, put assets dedicated to the joint venture at risk, or affect the continuity of our business. If we are unable to resolve issues with a joint venture partner, we may decide to terminate the joint venture and either locate a different partner and continue to work in the area or seek opportunities for our assets in another market. The unwinding of an existing joint venture could prove to be difficult or time-consuming, and the loss of revenue related to the termination or unwinding of a joint venture and costs related to the sourcing of a new partner or the mobilization of assets to another market could adversely affect our financial condition, results of operations or cash flows. Please refer to Notes (4) and (15) of Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for additional discussion of our prior joint venture in Angola and our joint venture in Nigeria.

Our international operations expose us to currency devaluation and fluctuation risk.

As a global company, our international operations are exposed to foreign currency exchange rate risks on all charter hire contracts denominated in foreign currencies. For some of our international contracts, a portion of the revenue and local expenses is incurred in local currencies, which subjects us to risk of changes in the exchange rates between the U.S. dollar and foreign currencies. In some instances, we receive payments in currencies that are not easily traded and may be illiquid. We generally do not hedge against any foreign currency rate fluctuations associated with foreign currency contracts that arise in the normal course of business, which exposes us to the risk of exchange rate losses. Gains and losses from the revaluation of our monetary assets and liabilities denominated in currencies other than the U.S. dollar are included in our consolidated statements of operations. Foreign currency fluctuations may cause the U.S. dollar value of our non-U.S. results of operations and net assets to vary with exchange rate fluctuations. This could have a negative impact on our results of operations and financial position. In addition, fluctuations in currencies relative to currencies in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

To minimize the financial impact of these items, we attempt to contract a significant majority of our services in U.S. dollars and, when feasible, we attempt to not maintain large, non-U.S. dollar-denominated cash balances. In addition, we attempt to minimize the financial impact of these risks by matching the currency of our operating costs with the currency of revenue streams when considered appropriate. We monitor the currency exchange risks associated with all contracts not denominated in U.S. dollars.

Sonatide generally maintains Angolan kwanza-denominated deposits in Angolan banks, largely related to customer receipts in excess of balances that are waiting to be converted to U.S. dollars, expatriated and then remitted to us. A devaluation in the Angolan kwanza relative to the U.S. dollar would result in foreign exchange losses for Sonatide to the extent the Angolan kwanza-denominated asset balances were in excess of kwanza-denominated liabilities. Please refer to Notes (4) and (15) of Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional discussion of our prior Sonatide joint venture in Angola.

With our extensive international operations, we are subject to certain compliance risks under the Foreign Corrupt Practices Act, the United Kingdom Bribery Act or similar worldwide anti-bribery laws.

Our global operations require us to comply with several complex U.S. and international laws and regulations, including those involving anti-bribery and, anti-corruption. The FCPA and similar anti-bribery laws in other jurisdictions, including the U.K. Bribery Act the United Nations Convention Against Corruption and the Brazil Clean Company Act, generally prohibit companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business or obtaining an improper business benefit. We have adopted proactive procedures to promote compliance with the FCPA and other anti-bribery legislation, any failure to comply with the FCPA or other anti-bribery legislation could subject us to civil and criminal penalties or other fines or sanctions, including prohibition of our participating in or curtailment of business operations in those jurisdictions and the seizure of vessels or other assets, which could have a material adverse impact on our business, financial condition and results of operation. Moreover, we may be held liable for actions taken by local partners or agents in violation of applicable anti-bribery laws, even though these partners or agents may themselves not be subject to such laws. Any determination that we have violated applicable anti-bribery laws in countries in which we do business could have a material adverse effect on our business and business reputation, as well as our results of operations, and cash flows. We operate in many parts of the world where governmental corruption is present and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices and impact our business.

The U.K.’s referendum to exit from the E.U. will have uncertain effects and could adversely impact our business, results of operations and financial condition.

On June 23, 2016, the U.K. voted to exit from the E.U. (commonly referred to as Brexit) and exited from the E.U. on January 31, 2020. The terms of Brexit and the resulting U.K./E.U. relationship are uncertain for companies doing business both in the U.K. and the overall global economy. In addition, our business and operations may be impacted by any subsequent E.U. member withdrawals and a vote in Scotland to seek independence from the U.K. Risks related to Brexit that we may encounter include:

●	adverse impact on macroeconomic growth and oil and natural gas demand;

●	continued volatility in currencies including the British pound and U.S. dollar that may impact our financial results;

●	reduced demand for our services in the U.K. and globally;

●	increased costs of doing business in the U.K. and in the North Sea;

●	increased regulatory costs and challenges for operating our business in the North Sea;

●	volatile capital and debt markets, and access to other sources of capital;

●	risks related to our global tax structure and the tax treaties upon which we rely;

●	legal and regulatory uncertainty and potentially divergent treaties, laws and regulations between the E.U. and U.K.;

●	business uncertainty and instability resulting from prolonged political negotiations; and

●	uncertain stability of the E.U. and global economy if other countries exit the E.U.

Risks Relating to Governmental Regulation

There may be changes to complex and developing laws and regulations to which we are subject that would increase our cost of compliance and operational risk.

Our operations are subject to many complex and burdensome laws and regulations. Stringent federal, state, local and foreign laws and regulations relating to several aspects of our business, including anti-bribery and anti-corruption laws, import and export controls, the environment, worker health and safety, labor and employment, taxation, antitrust and fair competition, data privacy protections, securities regulations and other regulatory and legal requirements that significantly affect our operations. Many aspects of the marine industry are subject to extensive governmental regulation by the U.S. Coast Guard, the U.S. Customs and Border Protection, and their foreign equivalents; as well as to standards imposed by private industry organizations such as the American Bureau of Shipping, the Oil Companies International Marine Forum, and the International Marine Contractors Association. Compliance with these laws and regulations may involve significant costs or require changes in our business practices that could result in reduced revenue and profitability. Non-compliance could also result in significant fines, damages, and other criminal sanctions against us, our officers or our employees, prohibitions or additional requirements on the conduct of our business and damage our reputation.

Further, many of the countries in which we operate have laws, regulations and enforcement systems that are less well developed than the laws, regulations and enforcement systems of the U.S., and the requirements of these systems are not always readily discernible even to experienced and proactive participants. These countries’ laws can be unclear, and, the application and enforcement of these laws and regulations can be unpredictable and subject to frequent change or reinterpretation. Sometimes governments may apply such changes or reinterpretations with retroactive effect, and may impose associated taxes, fees, fines or penalties based on that reinterpretation or retroactive effect. While we endeavor to comply with applicable laws and regulations, our compliance efforts might not always be wholly successful, and failure to comply may result in administrative and civil penalties, criminal sanctions, imposition of remedial obligations or the suspension or termination of our operations. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others, including charterers or third-party agents. Moreover, these laws and regulations could be changed or be interpreted in new, unexpected ways that substantially increase costs that we may not be able to pass along to our customers. Any changes in laws, regulations or standards imposing additional requirements or restrictions, or any violation of such laws, regulations or standards, could adversely affect our financial condition, results of operations or cash flows.

Changes in U.S. and international tax laws and policies could adversely affect our financial results.

We operate in the U.S. and globally through various subsidiaries which are subject to applicable tax laws, treaties or regulations within and between the jurisdictions in which we conduct our business, including laws or policies directed toward companies organized in jurisdictions with low tax rates, which may change and are subject to interpretation. We determine our income tax expense based on our interpretation of the applicable tax laws and regulations in effect in each jurisdiction for the period during which we operate and earn income. A material change in the tax laws, tax treaties, regulations or accounting principles, or interpretation thereof, in one or more countries in which we conduct business, or in which we are incorporated or a resident of, could result in a higher effective tax rate on our worldwide earnings, and such change could be significant to our financial results. In addition, our overall effective tax rate could be adversely and suddenly affected by lower than anticipated earnings in countries with lower statutory rates and higher than anticipated earnings in countries with higher statutory rates, or by changes in the valuation of our deferred tax assets and liabilities. Moreover, our worldwide operations may change in the future such that the mix of our income and losses recognized in the various jurisdictions could change. Any such changes could reduce our ability to utilize tax benefits, such as foreign tax credits, and could result in an increase in our effective tax rate and tax expense.

Most of our revenues and net income are generated by our operations outside of the U.S. Our effective tax rate has historically averaged approximately 30% until recent years where the decline of the oil and natural gas market significantly impacted our operations and overall effective tax rate.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the Tax Act). We continue to monitor the impact of the Tax Act on our ongoing operations. The impact of the Tax Act on our financial position in future periods could be adversely impacted by, among other things, changes in interpretations of the Tax Act, any legislative action to address questions that arise because of the Tax Act, or any changes in accounting standards for income taxes or related interpretations in response to the Tax Act. Additionally, longstanding international tax norms that determine each country’s jurisdiction to tax cross-border international trade are evolving as a result of the Base Erosion and Profit Shifting reporting requirements (BEPS) recommended by the G8, G20 and Organization for Economic Cooperation and Development (OECD). As these and other tax laws and related regulations change, our financial results could be materially impacted. Given the unpredictability of these possible changes and their potential interdependency, it is very difficult to assess whether the overall effect of such potential tax changes would be cumulatively positive or negative for our earnings and cash flow, but such changes could adversely impact our financial results.

In addition, our income tax returns are subject to review and examination by the U.S. Internal Revenue Service and other tax authorities where tax returns are filed. We routinely evaluate the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for taxes. We do not recognize the benefit of income tax positions we believe are more likely than not to be disallowed upon challenge by a tax authority. If any tax authority successfully challenges our operational structure or intercompany transfer pricing policies, or if the terms of certain income tax treaties were to be interpreted in a manner that is adverse to our structure, or if we lose a material tax dispute in any country, our effective tax rate on our worldwide earnings could increase, and our financial condition and results of operations could be materially and adversely affected.

Any changes in environmental regulations, including climate change and greenhouse gas restrictions, could increase the cost of energy and future production of oil and natural gas.

Our operations are subject to federal, state, local and international laws and regulations that control the discharge of pollutants into the environment or otherwise relate to environmental protection. Compliance with such laws and regulations may require installation of costly equipment, increased manning or operational changes. Some environmental laws may, in certain circumstances, impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault.

Due to concern over the risk of climate change, several countries have adopted, or are considering the adoption of, regulatory frameworks to reduce the emission of carbon dioxide, methane and other gases (greenhouse gas emissions). These regulations include adoption of cap and trade regimes, carbon taxes, restrictive permitting, increased efficiency standards, and incentives or mandates for renewable energy. These requirements could make our customer’s products more expensive and reduce demand for hydrocarbons, as well as shift hydrocarbon demand toward relatively lower-carbon sources such as natural gas, any of which may reduce demand for our services. Any such regulations could ultimately result in the increased cost of energy as well as environmental and other costs, and capital expenditures could be necessary to comply with the limitations, including upgrades to our vessels’ internal power generation systems. These developments may have an adverse effect on future production and demand for hydrocarbons such as crude oil and natural gas in areas of the world where our customers operate and thus adversely affect future demand for our offshore support vessels and other assets, which are highly dependent on the level of activity in offshore oil and natural gas exploration, development and production markets.

In addition, the increased regulation of environmental emissions may create greater incentives for the use of alternative energy sources which could reduce or eventually phase out the use of fossil fuels which could adversely affect our business. For example, laws, regulations and other initiatives to shift electricity generation away from fossil fuels to renewable sources over time are at various stages of implementation and consideration and may continue to be adopted in the future in the markets in which we operate. Compliance with changes in laws, regulations and obligations relating to climate change could increase our costs related to operating and maintaining our vessels and require us to install new emission controls, acquire allowances or pay taxes related to our greenhouse gas emissions or administer and manage a greenhouse gas emissions program. However, unless and until regulations are implemented and their effects are known, we cannot reasonably or reliably estimate their impact on our financial condition, results of operations and ability to compete. Consideration of climate change-related issues and the responses to those issues through international agreements and national, regional, or state regulatory frameworks are integrated into the company’s strategy, planning and risk management processes, where applicable. They may also be factored into the company’s long-term supply, demand, and energy price forecasts. However, any long-term material adverse effect on the crude oil and natural gas industry may adversely affect our financial condition, results of operations and cash flows.

Risks Relating to Our Employees

We may have difficulty attracting, motivating and retaining executives and other key personnel, including crews for our vessels.

The success of our business depends on the efforts and skill of our senior management team and other key personnel and on our ability to adequately crew our vessels. Uncertainty about the effect of changes to our company and about the changes we have made or may make to the organizational structure may impair our ability to attract and retain key personnel and crewing our vessels in the future. The market for qualified personnel is highly competitive, which may further reduce or restrict the availability of qualified personnel, particularly with respect to certain technical and engineering positions, including marine officers. In addition, our industry has lost a significant number of experienced professionals over the years due to its cyclical nature, which is attributable, among other reasons, to geopolitical factors, the levels of oil and natural gas prices and a more generalized concern about the overall future prospects of the industry.

If executives, managers or other key personnel, including vessel crew, resign, retire or are terminated or their service is otherwise interrupted, we may not be able to replace them in a timely manner and we could experience significant declines in productivity. These uncertainties could affect our relationship with customers, vendors and other parties. Accordingly, no assurance can be given that we will be able to attract, retain and motivate executives, managers, other key personnel and/or vessel crew to the same extent as in the past.

We may be subject to additional unionization efforts, new collective bargaining agreements or work stoppages.

In locations in which we are required to do so, we have union workers subject to collective bargaining agreements, which are subject to periodic negotiation. These negotiations could result in higher personnel expenses, other increased costs, or increased operational restrictions. Disputes over the terms of these agreements or our potential inability to negotiate acceptable contracts with the unions that represent our employees under these agreements could result in strikes, work stoppages or other slowdowns by the affected workers. Further, efforts have been made from time to time to unionize other portions of our workforce, including our U.S. GOM employees. Additional unionization efforts, new collective bargaining agreements or work stoppages could materially increase our costs and operating restrictions, disrupt our operations, reduce our revenues, adversely affect our business, financial condition and results of operations, or limit our flexibility.

Our participation in industry-wide, multi-employer, defined benefit pension plans expose us to potential future losses.

Certain of our subsidiaries are participating employers in two industry-wide, multi-employer defined benefit pension plans in the U.K. Among other risks associated with multi-employer plans, contributions and unfunded obligations of the multi-employer plan are shared by the plan participants. As a result, we may inherit unfunded obligations if other plan participants withdraw from the plan or cease to participate, and if we withdraw from participation in one or both plans, we may be required to pay the plan an amount based on our allocable share of the underfunded status of the plan. Depending on the results of future actuarial valuations, it is possible that the plans could experience further deficits that will require funding from us, which would negatively impact our financial position, results of operations and cash flows.

Certain of our employees are covered by federal laws that may subject us to job-related claims in addition to those provided by state laws.

Certain of our employees are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws preempt state workers’ compensation laws and permit these employees and their representatives to pursue actions against employers for job-related incidents in federal courts based on tort theories. Because we are not generally protected by the damage limits imposed by state workers’ compensation statutes for these types of claims, we may have greater exposure for any claims made by these employees.

Risks Related to Information Technology and Cybersecurity

Cybersecurity attacks on any of our facilities, or those of third parties, may result in potential liability or reputational damage or otherwise adversely affect our business.

Many of our business and operational processes are heavily dependent on traditional and emerging technology systems, some of which are managed by us and some of which are managed by third-party service and equipment providers, to conduct day-to-day operations, improve safety and efficiency and lower costs. We use computerized systems to help run our financial and operations functions, including the processing of payment transactions, store confidential records and conduct vessel operations, which may subject our business to increased risks. If any of our financial, operational, or other technology systems fail or have other significant shortcomings, our financial results could be adversely affected. Our financial results could also be adversely affected if an employee or other third party causes our operational systems to fail, either as a result of inadvertent error or by deliberately tampering with or manipulating our operational systems. In addition, dependence upon automated systems, including those on board our vessels, may further increase the risk of operational system flaws, and employee or other tampering or manipulation of those systems will result in losses that are difficult to detect.

Cybersecurity incidents are increasing in frequency and magnitude. These incidents may include, but are not limited to, installation of malicious software, installation of ransomware, phishing, credential attacks, unauthorized access to data and other advanced and sophisticated cybersecurity breaches and threats, including threats that increasingly target critical operations technologies and process control networks. Any cybersecurity attacks that affect our facilities or operations, our customers or any financial data could have a material adverse effect on our business. In addition, cyber-attacks on our customer and employee data may result in a financial loss, loss of intellectual property, proprietary information or customer and vendor data, and may negatively impact our reputation. The increased number of employees relying on remote access to our information systems due to the COVID-19 pandemic increases our exposure to potential cybersecurity breaches. Third-party systems on which we rely could also suffer such attacks or operational system failures. Any of these occurrences could disrupt our business, result in potential liability or reputational damage or otherwise have an adverse effect on our business, operations and financial results.

In addition, laws and regulations governing data privacy and the unauthorized disclosure of confidential or protected information, including the GDPR and recent legislation in certain U.S. states, pose increasingly complex compliance challenges and potentially elevate costs, and any failure to comply with these laws and regulations could result in significant penalties and legal liability.

Risks Related to Our Securities

The price of our common stock may be volatile and fluctuate substantially.

Our stock price is likely to be volatile. Global stock markets in general have recently experienced extreme volatility primarily as a result of increased inflation, the current invasion of Ukraine, the ongoing COVID-19 coronavirus pandemic and certain macroeconomic factors. These factors, combined with volatile oil prices, declining business and consumer confidence, have precipitated fears of a possible economic recession. The market price for our common stock may also be influenced by many factors, including:

●	changes in the prices or availability of fuel and the impact of inflation on our labor and other operating costs;
●	factors which impact the oil and other energy markets;
●	our quarterly or annual earnings or those of other companies in our industry;
●	the severity and duration of the COVID-19 coronavirus pandemic, including the impact of the COVID-19 coronavirus pandemic on us and the energy industry more broadly;
●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
●	our earnings or recommendations by research analysts who track our common stock or the stock of other companies in our industry;
●	our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;
●	a global economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers; and
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the other factors described herein and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and our Current Reports on Form 8-K filed on April 26, 2022 and August 9, 2022.

In the past, following periods of extreme volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.

Our common stock is subject to restriction on foreign ownership and possible required divestiture by non-U.S. Citizen stockholders. If the permitted limit of ownership by non-U.S. Citizens is reached, including as a result of the sale of common stock in this offering, any purported transfer of our common stock will be null and void; and any voting, dividend or other rights associated with such common stock will be ineffective, and shares of our common stock beneficially owned by non-U.S. Citizens may become subject to redemption by us.

Certain of our operations are conducted in the U.S. coastwise trade and are governed by the U.S. federal law commonly known as the Jones Act. The Jones Act restricts waterborne transportation of goods and passengers between points in the U.S. to vessels owned and controlled by “U.S. Citizens” as defined thereunder. We could lose the privilege of owning and operating vessels in the Jones Act trade if non-U.S. Citizens were to own or control, in the aggregate, more than 25% of our common stock. Such loss could have a material adverse effect on our results of operations.

Our Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws authorize our board of directors to establish with respect to any class or series of our capital stock certain rules, policies and procedures, including procedures with respect to the transfer of shares, to ensure compliance with the Jones Act. In order to provide a reasonable margin for compliance with the Jones Act, our board of directors has determined that, all non-U.S. Citizens in the aggregate may own up to 24% of the outstanding shares of common stock and any individual non-U.S. Citizen may own up to 4.9% of the outstanding shares of common stock.

At and during such time that the permitted limit of ownership by non-U.S. Citizens is reached with respect to shares of common stock, as applicable, we will be unable to issue any further shares of such class of common stock or approve transfers of such class of common stock to non-U.S. Citizens. Any purported transfer of our common stock in violation of these ownership provisions will be ineffective to transfer the common stock or any voting, dividend or other rights associated with such common stock. Furthermore, if non-U.S. Citizens acquire shares of our common stock in excess of the permitted percentages, such shares may become subject to redemption by us, either through issuance of warrants, cash or notes, in accordance with the procedures set out in our Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws and thus, you may lose your rights as a stockholder. The existence and enforcement of these requirements could have an adverse impact on the liquidity or market value of our equity securities if U.S. Citizens were unable to transfer our shares to non-U.S. Citizens. Furthermore, under certain circumstances, this ownership requirement could discourage, delay or prevent a change of control.

The market price of our securities is subject to volatility.

The market price of our common stock could be subject to wide fluctuations in response to, and the level of trading that develops with our common stock may be affected by, numerous factors beyond our control such as, our limited trading history subsequent to our emergence from bankruptcy, the fact that on occasion our securities may be thinly traded, the lack of comparable historical financial information due to our adoption of fresh start accounting, actual or anticipated variations in our operating results and cash flow, business conditions in our markets and the general state of the securities markets and the market for energy-related stocks, as well as general economic and market conditions and other factors that may affect our future results.

Because we currently have no plans to pay cash dividends or other distributions on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We currently do not pay and do not expect to pay any cash dividends or other distributions on our common stock in the foreseeable future. Any future determination to pay cash dividends or other distributions on our common stock will be at the sole discretion of our board of directors, subject to any restrictions in our financing agreements and, if we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends thereafter at any time. The board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, agreements governing any existing and future indebtedness we or our subsidiaries may incur and other contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders, and such other factors as the board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it. The Bond Terms do not allow dividend payments for at least 2 years.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume cash more quickly than we anticipate potentially impairing our ability to make capital expenditures to maintain our fleet and other assets in suitable operating condition. If our cash flows from operating activities are not sufficient to fund capital expenditures, we would be required to further reduce these expenditures or to fund capital expenditures through debt or equity issuances or through alternative financing plans or selling assets. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. Our ability to raise debt or equity capital or to refinance or restructure existing debt arrangements will depend on the condition of the capital markets, our financial condition and cash flow generating capacity at such time, among other things. Any limitations in our ability to finance future capital expenditures may limit our ability to respond to changes in customer preferences, technological change and other market conditions, which may diminish our competitive position within our sector.

If we issue additional equity securities, existing stockholders will experience dilution. Our Amended and Restated Certificate of Incorporation permits our board of directors to issue preferred stock which could have rights and preferences senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our security holders bear the risk of our future securities offerings reducing the market price of our common stock or other securities, diluting their interest or being subject to rights and preferences senior to their own.

Anti-takeover provisions and limitations on foreign ownership in our organizational documents could delay or prevent a change of control.

Certain provisions of our Amended and Restated Certificate of Incorporation and our Second Amended and Restated By-Laws and Delaware law could delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that our stockholders may deem advantageous, including those attempts that might result in a premium over the market price for the shares held by our stockholders or negatively affect the trading price of our common stock and other securities. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. These provisions provide for, among other things:

●	the ability of our board of directors to issue, and determine the rights, powers and preferences of, one or more series of preferred stock;

●	advance notice for nominations of directors by stockholders and for stockholders to present matters for consideration at our annual meetings;

●	limitations on convening special stockholder meetings;

●	the prohibition on stockholders to act by written consent;

●	supermajority vote of stockholders to amend certain provisions of the certificate of incorporation;

●	limitations on expanding the size of the board of directors;

●	the availability for issuance of additional shares of common stock; and

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restrictions on the ability of any natural person or entity that does not satisfy the citizenship requirements of the U.S. maritime laws to own, in the aggregate, more than 24% of the outstanding shares of our common stock.

In addition, the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

The exercise of all or any number of outstanding warrants or the issuance of stock-based awards may dilute your holding of shares of our common stock.

We have issued or assumed several securities providing for the right to purchase our common stock. Investors could be subject to increased dilution upon the exercise of our New Creditor Warrants and GLF Creditor Warrants for a nominal exercise price subject to Jones Act-related foreign ownership restrictions, and the exercise of our Series A Warrants, Series B Warrants and GLF Equity Warrants. Unexercised Series A Warrants and Series B Warrants will expire on July 31, 2023. Unexercised GLF Equity Warrants expire on November 14, 2024. Unexercised New Creditor Warrants expire on July 31, 2042 and unexercised GLF Creditor Warrants expire on November 14, 2042.

Additionally, shares of common stock were reserved for issuance under the 2021 Stock Incentive Plan, 2017 Stock Incentive Plan and Legacy GulfMark Stock Incentive Plan, respectively, as equity-based awards to employees, directors and certain other persons. The exercise of equity awards, including any restricted stock units that we may grant in the future, and the exercise of warrants and the subsequent sale of shares of common stock issued thereby, could have an adverse effect on the market for our common stock, including the price that an investor could obtain for their shares. Investors may experience dilution in the value of their investment upon the exercise of the warrants and any equity awards that may be granted or issued pursuant to the 2021 Stock Incentive Plan, 2017 Stock Incentive Plan and the Legacy GulfMark Stock Incentive Plan.

Please refer to Notes (9) and (10) of the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional discussion of our outstanding warrants and stock-based awards.

There may be a limited trading market for our New Creditor Warrants and GLF Creditor Warrants, and holders may have difficulty trading and obtaining quotations for New Creditor Warrants and GLF Creditor Warrants.

While there are unsolicited quotes for our New Creditor Warrants on the OTC Pink Market, there is no market maker for this security on the OTC Pink Market, and there can be no assurance that an active trading market will develop. While the GLF Creditor Warrants trade on the OTC QX market, there has been limited trading volume since the business combination. The lack of an active market may impair the ability of holders to sell their New Creditor Warrants or GLF Creditor Warrants at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of such New Creditor Warrants or GLF Creditor Warrants. As a result, holders may find it difficult to dispose of, or to obtain accurate quotations of the price of, our New Creditor Warrants or GLF Creditor Warrants. This severely limits the liquidity of our New Creditor Warrants and the GLF Creditor Warrants and will likely reduce the market price of our New Creditor Warrants and the GLF Creditor Warrants.

There is no guarantee that the Series A Warrants, Series B Warrants and GLF Equity Warrants issued by us or assumed by us will ever be in the money, and unexercised warrants may expire with limited or no value. Further, the terms of such warrants may be amended.

As long as our stock price is below the strike price of each of the Series A Warrants, Series B Warrants and GLF Equity Warrants ($57.06 per share for Series A Warrants, $62.28 per share for Series B Warrants and $100.00 per share for the GLF Equity Warrants), these warrants will have limited economic value, and they may expire with limited or no value. In addition, the warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a certain percentage of the then-outstanding warrants originally issued to make any change that adversely affects the interests of the holders. Any material amendment to the terms of the warrant in a manner adverse to a holder would require holders of at least a certain percentage of the then outstanding warrants, but less than all holders, approve of such amendment.

We may not be able to maintain a listing of our common stock, Series A Warrants, Series B Warrants and GLF Equity Warrants on the NYSE or NYSE American.

We must meet certain financial and liquidity criteria to maintain the listing of our securities on the NYSE or NYSE American, as applicable. If we fail to meet any of the NYSE or NYSE American’s continued listing standards, our common stock, Series A Warrants, Series B Warrants, or GLF Equity Warrants may be delisted. A delisting of our common stock, Series A Warrants, Series B Warrants, or GLF Equity Warrants may materially impair our stockholders’ and warrant holders’ ability to buy and sell our common stock, Series A Warrants, Series B Warrants, or GLF Equity Warrants and could have an adverse effect on the market price of, and the efficiency of, the trading market for these securities. A delisting of our common stock, Series A Warrants, Series B Warrants or GLF Equity Warrants could significantly impair our ability to raise capital.

If securities or industry analysts do not publish research or publish an inaccurate or unfavorable opinion regarding our business or stock, our stock price and trading volume could decline. In addition, if securities or industry analysts do not publish research about our business or stock, it may be more difficult for you to evaluate our performance and operations.

The trading market for our common stock is influenced, in part, by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely change its recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, the trading price of our common stock could decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline. In addition, if securities or industry analysts do not publish research about our business or stock, it may be more difficult for you to evaluate our performance and operations and the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated revenue or earnings forecasts that we may provide.

Risks Related to the TOHL Acquisition

We may be unable to integrate the business of TOHL successfully.

The Acquisition involved numerous operational, strategic, financial, accounting, legal, tax and other risks, as well as potential liabilities associated with the acquired businesses. Difficulties in integrating TOHL into Tidewater may result in us performing differently than expected, in operational challenges or in the failure to realize anticipated expense-related efficiencies. Our and TOHL’s existing businesses could also be negatively impacted by the Acquisition. Potential difficulties that may be encountered in the integration process include, among other factors:

●	the inability to successfully integrate the business of TOHL into Tidewater in a manner that permits us to achieve the cost savings anticipated from the Acquisition;
●

complexities associated with managing the larger, more complex, integrated business, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of the two companies in a seamless manner;

●	not realizing anticipated operating synergies or incurring unexpected costs to realize such synergies;
●	integrating personnel from the two companies while maintaining focus on providing consistent, high-quality services;
●	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Acquisition;
●	loss of key employees;
●	integrating relationships with customers, vendors and business partners;
●	performance shortfalls as a result of the diversion of management’s attention caused by integrating TOHL’s operations into Tidewater; and
●	the disruption of, or the loss of momentum in, our ongoing business or inconsistencies between us and TOHL in standards, controls, procedures and policies.

Any of these issues could reduce our earnings or otherwise adversely affect our business and financial results following the Acquisition.

The synergies attributable to the Acquisition may vary from expectations.

We may fail to realize the anticipated benefits and cost savings expected from combining our and TOHL’s businesses, including the approximately $45 million of annual run-rate cost synergies that we expect the combined company to realize. The anticipated benefits and cost savings from the Acquisition may not be realized fully or at all, may take longer to realize than expected, may require more non-recurring costs and expenditures to realize than expected or could have other adverse effects that we do not currently foresee. Some of the assumptions that we have made, such as with respect to anticipated operating synergies or the costs associated with realizing such synergies, the benefit from a substantial increase in scale and geographic diversity specifically in West Africa, Southeast Asia and the Middle East and the continuation of our investment in our fleet of vessels may not be realized. The integration process may result in the loss of key employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies. There could be potential unknown liabilities and unforeseen expenses associated with the business combination that were not discovered in the course of performing due diligence. If we are unable to achieve these objectives and realize the anticipated benefits and synergies expected from the Acquisition within the anticipated timing or at all, our business, financial condition and operating results may be adversely affected.

Risks Related to this Offering

Our actual results of operations may differ materially from the unaudited pro forma financial data incorporated by reference in this prospectus supplement.

The unaudited pro forma financial data incorporated by reference in this prospectus supplement are not necessarily indicative of what our actual results of operations would have been for the year ended December 31, 2021 had the Acquisition been completed on the date indicated, nor are they necessarily indicative of future results of operations for any future period. The unaudited pro forma financial data have been derived from our audited financial statements and TOHL’s audited financial statements and accounting records, and reflect assumptions and adjustments that are based upon estimates that are subject to change. The purchase price allocation for the TOHL acquisition as of the closing date of April 22, 2022 is preliminary and may change upon completion of the determination of the fair value of assets acquired and liabilities assumed, and the final purchase price allocation may be different from that reflected in the pro forma purchase price allocation incorporated by reference in this prospectus supplement. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in the documents incorporated by reference into this prospectus supplement, and other factors not presented in such unaudited pro forma financial data may adversely affect our financial condition or results of operations.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we may sell a significant number of our securities would have on the market price of our common stock.

Future sales or issuances of our common stock may dilute the ownership interest of existing stockholders and depress the trading price of our common stock.

We cannot predict the effect, if any, that future sales of our common stock or the availability of our common stock for future sale, will have on the market price of shares of our common stock. Future sales or issuances of our common stock would dilute the ownership interests of our existing stockholders, including purchasers of common stock in this offering. In addition, future sales or issuances of substantial amounts of our common stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our common stock and the terms upon which we may obtain additional financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common stock.

Any shares sold to certain funds associated or affiliated with an existing stockholder and director of the Company will not increase our public float.

Certain funds associated or affiliated with an existing stockholder and director of the Company, have indicated an interest in purchasing up to $10 million of shares of our common stock in this offering, at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, such entities may elect to purchase fewer shares than they indicate an interest in purchasing or not to purchase any shares in this offering. In addition, the underwriter may elect to sell fewer shares or not to sell any shares in this offering to such entities. If such entities are allocated all or a portion of the shares they have indicated an interest to purchase in this offering and purchase any such shares, such purchase would not increase the available public float for our shares because such entities would be restricted from selling the shares for a period of 45 days by lock-up agreements they have entered into with the underwriter and by restrictions under applicable securities laws. As a result, any purchase of shares by such entities in this offering may reduce the liquidity of our common stock relative to what it would have been if those shares had been sold to the public.

General Risk Factors

Uncertain economic conditions may lead our customers to postpone capital spending or jeopardize our customers’ or other counterparties’ ability to perform their obligations.

Uncertainty about future global economic market conditions makes it challenging to forecast operating results and to make decisions about future investments. The success of our business is both directly and indirectly dependent upon conditions in the global financial and credit markets that are outside of our control and difficult to predict. Uncertain economic conditions may lead our customers to postpone capital spending in response to tighter credit markets and reductions in our customers’ income or asset values. Similarly, when lenders and institutional investors reduce, and in some cases, cease to provide funding to corporate and other industrial borrowers, the liquidity and financial condition of the company and our customers can be adversely impacted. These factors may also adversely affect our liquidity and financial condition. Factors such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers and economic sanctions or other restrictions imposed by the U.S. or other countries, commodity prices, currency exchange rates and controls, and national and international political circumstances (including wars, terrorist acts, security operations, and seaborne refugee issues) can have a material negative effect on our business, revenues and profitability.

Additionally, continued uncertain industry conditions could jeopardize the ability of certain of our counterparties, including our customers, insurers and financial institutions, to perform their obligations. Although we assess the creditworthiness of our counterparties, a prolonged period of difficult industry conditions could lead to changes in a counterparty’s liquidity and increase our exposure to credit risk and bad debts. In addition, we may offer extended payment terms to our customers in order to secure contracts. These circumstances may lead to more frequent collection issues. Our financial results and liquidity could be adversely affected.

Our business could be negatively affected as a result of actions of activist stockholders.

Activist stockholders could advocate for changes to our corporate governance, operational practices and strategic direction, which could have an adverse effect on our reputation, business and future operations. In recent years, publicly traded companies have been increasingly subject to demands from activist stockholders advocating for changes to corporate governance practices, such as executive compensation practices, ESG issues, or for certain corporate actions or reorganizations. There can be no assurances that activist stockholders will not publicly advocate for us to make certain corporate governance changes or engage in certain corporate actions. Responding to challenges from activist stockholders, such as proxy contests, media campaigns or other activities, could be costly and time consuming and could have an adverse effect on our reputation and divert the attention and resources of management and our Board, which could have an adverse effect on our business and operational results. Additionally, stockholder activism could create uncertainty about future strategic direction, resulting in loss of future business opportunities, which could adversely affect our business, future operations, profitability and our ability to attract and retain qualified personnel.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Some of these risks and uncertainties are discussed in Tidewater’s most recent Annual Report on Form 10-K, including in Item 1A. “Risk Factors”, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, the Current Reports on Form 8-K, filed with the SEC on April 26, 2022 and August 9, 2022, which are incorporated by reference into this prospectus supplement, and include, without limitation, the risks related to fluctuations in worldwide energy demand and oil and natural gas prices, and levels of oil and natural gas prices including the levels to support offshore exploration and development activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; enforcement of laws related to the environment, labor and foreign corrupt practices; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; potential synergies and integration risks related to the SPO acquisition; and the resolution of pending legal proceedings.

Forward-looking statements, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan” and similar expressions contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC, are not guarantees or assurances of future performance or events. Any forward-looking statements are based on Tidewater’s assessment of current industry, financial and economic information, which by its nature is dynamic and subject to rapid and possibly abrupt changes, which Tidewater may or may not be able to control. Further, Tidewater may make changes to its business plans that could or will affect its results. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments that affect Tidewater will be those that we anticipate and have identified. The forward-looking statements should be considered in the context of the risk factors listed above and discussed in greater detail in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC. Management disclaims any obligation to update or revise any forward-looking statements contained herein to reflect new information, future events or developments. All of the forward-looking statements made by Tidewater in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are qualified by the information contained herein, including the information contained under this heading.

Tidewater undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or of which it becomes aware. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

USE OF PROCEEDS

The net proceeds from our issuance and sale of common stock are expected to be approximately $117,202,280, after deducting the underwriter’s discounts and commissions and before deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering (before expenses) to repurchase from Banyan a number of Warrants equal to the number of shares of our common stock sold in this offering, which repurchase is expected to occur substantially concurrently with the closing of this offering pursuant to the Warrant Repurchase Agreement and the Warrant Escrow Agreement. Under the Warrant Repurchase Agreement, the aggregate purchase price payable by us to Banyan will be equal to the aggregate net proceeds from this offering (before expenses) and the purchase price per Warrant payable by us to Banyan will be equal to the price per share of common stock paid by the underwriter to us in this offering. We will not retain any of the proceeds from the sale of shares of our common stock in this offering.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of shares of our common stock by Non-U.S. Holders (as defined below) and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to shares of our common stock that are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in the offering at the public offering price by Non-U.S. Holders. This summary is based on the Code, published administrative pronouncements, judicial decisions and regulations of the U.S. Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect, potentially with retroactive effect, the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as, for example, banks and other financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding shares of our common stock as part of a hedge, straddle or other integrated transaction, accrual method taxpayers subject to special tax accounting rules under section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. Holders (as defined below) who purchase shares of our common stock. Persons considering the purchase of shares of our common stock are urged to consult their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws, the Medicare tax on net investment income, the alternative minimum tax or the effect of any applicable state, local or non-U.S. laws.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of our common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, non-U.S. or other tax laws, including gift and estate tax laws.

Non-U.S. Holder Defined

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is neither a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor a “U.S. Holder.” A “U.S. Holder” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their own tax advisors as to the particular U.S. federal income tax considerations applicable to them of the acquisition, ownership and disposition of shares of our common stock.

Distributions

In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming treaty benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. Holders. A Non-U.S. Holder is required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from U.S. federal withholding as a result of a distribution being effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. In addition, a “branch profits tax” may be imposed at a 30% rate (or at a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a “USRPHC”), for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. Holder and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or at a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses, if applicable and if certain U.S. income tax filing obligations are satisfied).

In the case described in (iii) above, we believe that we have not been and currently are not a USRPHC, and we do not expect to become one in the future based on our anticipated business operations. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property interests and other business assets, there can be no assurance that we are not currently or will not in the future become a USRPHC. Even if we are or become a USRPHC, so long as shares of our common stock continues to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (actually or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition or such Non-U.S. Holder’s holding period. If a Non-U.S. Holder exceeds the limits described in the preceding sentence with respect to our common stock or if our common stock ceases to be regularly traded on a establish securities market in the United States and, in both instances, we are a USRPHC, the Non-U.S. Holder generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. Holders upon its disposition at a gain. A Non-U.S. Holder generally would also be subject to such tax with respect to any distribution on such common stock to the extent such distribution would not be treated as a dividend if such Non-U.S. Holder were a U.S. Holder. If a Non-U.S. Holder is subject to the tax described in the preceding sentences, the Non-U.S. Holder will be required to file a U.S. federal income tax return with the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in our common stock if we were to be treated as a USRPHC and any potentially applicable income tax treaties that may provide for different rules than those discussed above.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with any dividends paid on our common stock to a Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on dividends paid on our common stock or on the proceeds from a sale or other disposition of shares of our common stock. The certification procedures required to claim the exemption from withholding on payments described above will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and related IRS guidance concerning foreign account tax compliance rules (“FATCA”), a 30% U.S. federal withholding tax is imposed on certain payments (which include dividends paid on our common stock) made to a “non-financial foreign entity” that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. FATCA also imposes a 30% U.S. federal withholding tax on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments made and to collect and provide the U.S. tax authorities with certain information regarding certain U.S. account holders of such institution or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on shares of our common stock if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

CERTAIN ERISA AND RELATED CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our common stock (including any interest in common shares) by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” (ii) plans, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code” or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code, which we collectively refer to as “Similar Laws,” and (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts or arrangements pursuant to ERISA or otherwise (each of the foregoing described in clause (i), (ii) and (iii) referred to as a “Plan” for the purposes of this “Certain ERISA and Related Considerations” section).

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (each, an “ERISA Plan”). Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in our common stock. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence, delegation of control, diversification and conflicts of interest provisions of ERISA and would be consistent with the documents and instruments governing the Plan. Similar considerations may apply to Plans that are subject to Similar Law.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans and plans subject to Section 4975 of the Code (together “Covered Plans”) from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Plans, including transactions involving prohibited conflicts of interests. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. For example, prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if common stock (including any interest in a share of common stock) were acquired by a Covered Plan with respect to which we or any underwriter, or any of our or their respective affiliates are a party in interest or a disqualified person (the “Transaction Entities”). If any underwriter or we are a party in interest or disqualified person with respect to an investing Covered Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of our common stock by the Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may potentially provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of our common stock by a Covered Plan. Those class exemptions include, without limitation: PTCE 96-23 - for certain transactions determined by in-house asset managers; PTCE 95-60 - for certain transactions involving insurance company general accounts; PTCE 91-38 - for certain transactions involving bank collective investment funds; PTCE 90-1 - for certain transactions involving insurance company separate accounts; and PTCE 84-14 - for certain transactions determined by independent qualified professional asset managers. In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) each provides an exemption for the purchase by, and sale of securities to, a service provider to the Covered Plan, provided that neither the service provider nor any of its affiliates is a fiduciary to the Plan and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering our common stock, including any interest in a share of common stock, in reliance on these or any other exemption should carefully review the exemptions to assure an exemption is applicable to all prohibited transactions that might arise in connection with an investment in our common stock. No assurance can be made that all of the conditions of any such exemption or any other exemption will be satisfied with regard to any investment in our common stock.

Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Representations

Because of the possibility that direct or indirect prohibited transactions or violation of applicable Similar Laws could occur as a result of the purchase, holding or disposition of our common stock or any interest in our common stock by a Plan, our common stock may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of our common stock will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws.

Each purchaser or holder of our common stock or any interest in our common stock will be deemed to have represented by its purchase and holding of the common stock that either: (i) it is not a Plan, and is not purchasing or holding the common stock with the assets of a Plan; or (ii) its investment in our common stock will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws. If any purchaser or subsequent transferee of our common stock or any interest therein is using assets of a Covered Plan to acquire or hold our common stock, such purchaser and subsequent transferee will be deemed to represent and warrant that none of the Transaction Entities has acted or will act as the Plan’s fiduciary with respect to the Plan’s investment in our common stock (unless an exemption applies).

The discussion set forth above is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Each Plan fiduciary who is responsible for making the investment decisions whether to invest in our common stock must determine for itself whether under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in our common stock is appropriate for the Plan, and that the purchase and holding of our common stock does not violate, as applicable, the rules under ERISA, the Code or applicable Similar Laws. Purchasers of our common stock and of interests therein have the exclusive responsibility for ensuring that their investment in our common stock complies with the applicable fiduciary responsibility rules of ERISA and the Code, and that such investment will not result in a violation of the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase and/or holding of our common stock on behalf of, or with the assets of, any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws to such transactions and, to the extent necessary, whether an exemption would be applicable to an investment in our common stock. The sale of our common stock or any interest in our common stock to any Plan is in no respect a representation or recommendation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plan, or that such investment is advisable or appropriate for Plans generally or for any specific Plan.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Morgan Stanley & Co. LLC has agreed to purchase, and we have agreed to sell to Morgan Stanley & Co. LLC the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	3,987,914
Total:	3,987,914

The underwriter is offering the shares of common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

The underwriter initially proposes to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.2500 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

The closing of the Repurchase is conditioned upon the consummation of this offering. In addition, the closing of this offering is conditioned upon the satisfaction or waiver of various conditions, including the consummation of the Repurchase. The Repurchase is expected to occur substantially concurrently with the closing of this offering.

Certain funds associated or affiliated with an existing stockholder and director of the Company have indicated an interest in purchasing up to $10 million of shares of our common stock in this offering, at the public offering price. Because these indications of interest are not binding agreements or commitments to purchase, such entities may elect to purchase fewer shares than they indicate an interest in purchasing or not to purchase any shares in this offering. In addition, the underwriter may elect to sell fewer shares or not to sell any shares in this offering to such entities. Any shares purchased by such entities in this offering will be subject to lock-up agreements with the underwriter, as described below. The underwriter will receive the same discount from any shares sold to such entities as it will from any other shares sold to the public in this offering.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds to the Company before expenses.

	Per Share	Total
Public Offering Price	$30.25000	$120,634,398.50
Underwriting Discounts and Commissions	$0.86063	$3,432,118.43
Proceeds to the Company (before expenses)	$29.38937	$117,202,280.07

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $285,000. We have also agreed to reimburse the underwriter for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $25,000.

Our common stock is listed on the New York Stock Exchange under the trading symbol “TDW.”

We have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, we will not, and we will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):

●

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock;

whether any such transaction described in the two bullets above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

●

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

The restrictions described in the foregoing paragraph shall not apply to:

●	the shares to be sold to the underwriter;

●	the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding;

●	the Repurchase; or

●

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of ours pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

Our directors, officers, one of our shareholders and Banyan have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, they will not, and will not publicly disclose an intention to, during the restricted period:

●

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such director, executive officer or affiliate or any other securities so owned convertible into or exercisable or exchangeable for common stock; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, they will not engage in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of common stock, or securities convertible into or exercisable or exchangeable for common stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the director, officer, shareholder or Banyan.

The restrictions described in the immediately preceding paragraph do not apply to:

●

transactions relating to (i) shares acquired in this offering or (ii) shares of common stock or other securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in this offering or such open market transactions;

●	transfers of shares of common stock or any security convertible into common stock as a bona fide gift for bona fide estate planning purposes, or by operation of law;

●	if not an individual, distributions of shares of common stock or any security convertible into common stock to limited partners or stockholders;

provided that in the case of any transfer or distribution pursuant to the last two bullets above, (i) each donee or distributee shall sign and deliver a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

●

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the director, executive officer, affiliate or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

●	in the case of Banyan, the entering into or performance of its obligations under the Warrant Repurchase Agreement or the Warrant Escrow Agreement.

In addition, they have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, they will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. They also agreed and consented to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the shares of common stock except in compliance with the foregoing restrictions.

In addition, one of our directors and shareholders may engage in transfers of shares of common stock or warrants held in separately managed accounts of investment advisory clients or discretionary brokerage accounts of brokerage clients for which the shareholder has beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act), provided that any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of common stock, made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the foregoing circumstances and that the shareholder has no control over the reduction in beneficial ownership of such shares of common stock or warrants. Further, notwithstanding the above, Banyan may publicly disclose an intention to engage in the prohibited transactions and may engage in transfers or sales of warrants exercisable for our common stock in private transactions without any sale or transfer restrictions applicable under the lock-up agreement, provided that, if any such transactions, transfers or sales occur within the restricted period, each recipient shall sign and deliver a lock-up agreement. Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

We and the underwriter have agreed to deliver the shares of common stock on the date specified in the last paragraph of the cover page of this prospectus supplement, which is the second business day following the pricing date of the shares of common stock, which was November 8, 2022.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may allocate a number of shares of common stock for sale to its online brokerage account holders. Internet distributions will be made on the same basis as other allocations.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates.

In addition, in the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area (each, a “Member State”), will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in that Member State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement in relation to the offer of those shares of our common stock may only do so in circumstances in which no obligation arises for the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the company or the underwriter to publish or supplement a prospectus for such offer. Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock through any financial intermediary, other than offers made by the underwriter, which constitute the final placement of the shares of common stock contemplated in this prospectus supplement.

Each person in a Member State who receives any communication in respect of, or who acquires any shares of our common stock under, the offers to the public contemplated in this prospectus supplement, or to whom the shares of our common stock are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the company that it and any person on whose behalf it acquires shares of our common stock is:

(a)         a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and

(b)         in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation: (i) the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

In relation to each Member State, each underwriter has represented and agreed that it has not made and will not make an offer of shares of our common stock to the public in that Member State except that it may make an offer of shares of our common stock to the public in that Member State at any time,

(a)         to legal entities which are qualified investors as defined in the Prospectus Regulation;

(b)         to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the underwriter for any such offer; or

(c)         in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

United Kingdom

This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in the UK of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement in relation to the offer of those shares of our common stock may only do so in circumstances in which no obligation arises for the company or the underwriter to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation in each case in relation to such offer.

Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the company or the underwriter to publish or supplement a prospectus for such offer. Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock through any financial intermediary, other than offers made by the underwriter, which constitute the final placement of the shares of our common stock contemplated in this prospectus supplement.

Each person in the UK who receives any communication in respect of, or who acquires any shares of our common stock under, the offers to the public contemplated in this prospectus supplement, or to whom the shares of our common stock are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the company that it and any person on whose behalf it acquires shares of our common stock is:

(a)         a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation; and

(b)         in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 5(1) of the UK Prospectus Regulation, (i) the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those shares of our common stock to it is not treated under the UK Prospectus Regulation or FSMA as having been made to such persons.

Each underwriter has represented and agreed that it has not made and will not make an offer of shares of our common stock to the public in the United Kingdom, except that it may make an offer of shares of our common stock to the public in the United Kingdom at any time:

(a)         to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)         to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the underwriter for any such offer; or

(c)         at any time in any other circumstances falling within section 86 of the FSMA, provided that no such offer of shares of our common stock shall require the company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of shares of our common stock to the public” in relation to any shares of our common stock means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock.

The expression UK Prospectus Regulation means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each underwriter has represented, warranted and agreed as follows:

(a)         it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which section 21(1) of the FSMA does not apply to the company; and

(b)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom.

(c)         This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of our common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Dubai International Financial Centre, or DIFC

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Australia

This prospectus supplement:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

●

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Norton Rose Fulbright US LLP, our outside legal counsel. Shearman & Sterling LLP, New York, New York is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements of Tidewater Inc. as of December 31, 2021 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2021 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Swire Pacific Offshore Holdings Limited and its subsidiaries included in Exhibit 99.1 of Tidewater Inc.’s Current Report on Form 8-K/A dated July 6, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Tidewater Inc. as of December 31, 2020, and for each of the two years in the period ended December 31, 2020, incorporated by reference in prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

Tidewater files annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Tidewater files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain many of these documents, free of charge, from Tidewater at http://www.tdw.com/ under the “Investor Relations” link and then under the subheading “SEC Filings.” Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider any such information to be a part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

Tidewater has filed a registration statement on Form S-3 under the Securities Act with the SEC to register with the SEC the offering of securities described in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about Tidewater and its securities, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. These documents contain important information about the company and its financial condition.

The SEC allows Tidewater to incorporate certain information into this prospectus supplement by reference to other information that has been filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. All documents that Tidewater files (but not those that Tidewater furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The documents that are incorporated by reference contain important information about Tidewater, and you should read this prospectus supplement together with any other documents incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the following documents that have previously been filed with the SEC by Tidewater:

•	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022 (our “2021 Form 10-K”);

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, filed with the SEC on May 9, 2022, June 30, 2022, filed with the SEC on August 4, 2022, and September 30, 2022, filed with the SEC on November 3, 2022;

•

Current Reports on Form 8-K filed with the SEC on January 5, 2022, March 10, 2022, April 26, 2022 (excluding the information furnished pursuant to Item 7.01 and Exhibit 99.1 attached thereto), June 24, 2022, July 1, 2022, August 9, 2022, and August 12, 2022 and the Current Report on Form 8-K/A, filed with the SEC on July 6, 2022;

•	the description of our common stock contained in Exhibit 4.1 to our 2021 Form 10-K, and any amendment or report filed with the SEC for the purpose of updating such description; and

•	portions of our Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022, that are incorporated by reference into Part III of our 2021 Form 10-K.

You may request copies of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference herein or certain other information concerning Tidewater, without charge, upon written or oral request to the Company’s principal executive office. The address and telephone number of such principal executive office are listed below.

Tidewater Inc.

842 West Sam Houston Parkway North, Suite 400,

Houston, Texas 77024

Attention: Investor Relations

Telephone: (713) 470-5300

Email: ir@tdw.com

Tidewater has not authorized anyone to provide any information or make any representation about the offering or the Company that is different from, or in addition to, that contained in this prospectus supplement or in any of the materials that have been incorporated into this prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement does not extend to you. The information contained in this prospectus supplement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Prospectus

Tidewater Inc.

Common Stock
Debt Securities
Depositary Shares
Preferred Stock
Units
Warrants

We may offer and sell up to $300.0 million of the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by one or more of our existing and future subsidiaries.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

We may offer and sell these securities to or through underwriters, dealers or agents or directly to one or more purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. The names of any underwriters, dealers or agents involved in the offer and sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the offer and sale of those securities.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.” Our Series A Warrants are listed on the NYSE under the symbol “TDW.WS.A.” Our Series B Warrants are listed on the NYSE under the symbol “TDW.WS.B.” Our Warrants are listed on the NYSE American under the symbol “TDW.WS.”

You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, the risk factors in the documents incorporated by reference herein and the risk factors contained in any applicable prospectus supplement before making an investment decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2021.

i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the Securities Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since the date of such documents.

You should also read and consider the information in the documents to which we have referred you under the captions “Additional Information and Information Incorporated by Reference” in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC. Under this registration statement, we may sell up to $300.0 million of any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we offer or sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the heading “Additional Information and Information Incorporated by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Additional Information and Information Incorporated by Reference.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

When used in this prospectus or in any supplement to this prospectus, the terms “Tidewater,” the “Company,” “we,” “our” and “us” refer to Tidewater Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

TIDEWATER INC.

Tidewater Inc., a Delaware corporation, provides offshore marine support and transportation services to the global offshore energy industry through the operation of a diversified fleet of marine service vessels. Tidewater was incorporated in 1956 and conducts its operations through wholly-owned United States and international subsidiaries, as well as through joint ventures in which Tidewater has either majority or, occasionally, non-controlling interests (generally where required to satisfy local ownership or local content requirements). Headquartered in Houston, Texas, Tidewater’s U.S. marine operations are based in Amelia, Louisiana and Houston, Texas, and Tidewater conducts international operations through facilities and offices located in over 30 countries.

Tidewater’s vessels and associated vessel services provide support for all phases of offshore oil and natural gas exploration, field development and production. These services include towing of, and anchor handling for, mobile offshore drilling units; transporting supplies and personnel necessary to sustain drilling, workover and production activities; offshore construction and seismic and subsea support; and a variety of specialized services such as pipe and cable laying. In addition, Tidewater has one of the broadest geographic operating footprints in the offshore vessel industry. Tidewater’s global operating footprint allows it to react quickly to changing local market conditions and to be responsive to the changing requirements of the many customers with which it believes it has strong relationships. Tidewater is also one of the most experienced international operators in the offshore energy industry with over 60 years of international experience. At March 31, 2021, Tidewater owned 146 active vessels (excluding 20 vessels classified as held for sale) available to serve the global energy industry.

Tidewater’s executive offices are located at 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, and its telephone number is (713) 470-5300. Tidewater’s website is www.tdw.com. Information on Tidewater’s website is not part of this prospectus.

Shares of Tidewater’s common stock, $0.001 par value per share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.” Tidewater’s Series A Warrants are listed on the NYSE under the symbol “TDW.WS.A.” Tidewater’s Series B Warrants are listed on the NYSE under the symbol “TDW.WS.B.” Tidewater’s Warrants are listed on the NYSE American under the symbol “TDW.WS.”

RISK FACTORS

Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described in this registration statement, any applicable prospectus supplement or in our filings with the SEC, any one or more of which could, directly or indirectly, cause our actual financial condition and operating results to vary materially from those anticipated, projected or assumed in the forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, prospects, financial condition, results of operations, stock price and cash flows. These could also be affected by additional factors that apply to all companies generally which are not specifically mentioned below. The price of our securities could decline and you could lose part or all of your investment.

Investing in our securities involves certain risks. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described in this prospectus, any prospectus supplement, or incorporated by reference into this prospectus are not the only risks and uncertainties we face. The risks described also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. Please read “Cautionary Statement Regarding Forward-Looking Statements.” For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Additional Information and Information Incorporated by Reference” beginning on page 30.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, and the documents to which Tidewater refers you in this registration statement, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act (the “safe harbor provisions”). Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Some of these risks and uncertainties are discussed in Tidewater’s most recent Annual Report on Form 10-K, which is incorporated by reference into this registration statement, including in Item 1A. “Risk Factors” and include, without limitation, the risks related to fluctuations in worldwide energy demand and oil and natural gas prices, and continuing depressed levels of oil and natural gas prices without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; and the resolution of pending legal proceedings.

Forward-looking statements, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions contained in this registration statement and in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC, are not guarantees or assurances of future performance or events. Any forward-looking statements are based on Tidewater’s assessment of current industry, financial and economic information, which by its nature is dynamic and subject to rapid and possibly abrupt changes, which Tidewater may or may not be able to control. Further, Tidewater may make changes to its business plans that could or will affect its results. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments that affect Tidewater will be those that we anticipate and have identified. The forward-looking statements should be considered in the context of the risk factors listed above and discussed in greater detail in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC. Management disclaims any obligation to update or revise any forward-looking statements contained herein to reflect new information, future events or developments. All of the forward-looking statements made by Tidewater in this prospectus are qualified by the information contained herein, including the information contained under this heading.

Tidewater undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or of which it becomes aware. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, investments, acquisitions and other business opportunities. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF TIDEWATER COMMON STOCK AND WARRANTS

The following summary of the material terms of Tidewater capital stock and warrants and the material provisions of the Tidewater charter, the Tidewater bylaws, the warrant agreements and the Rights Plan (as defined below) does not purport to be complete and is qualified by reference to the full text of the Tidewater charter, the Tidewater bylaws, the applicable warrant agreements and the Rights Plan, each of which is attached as an Exhibit to, and incorporated by reference into, this registration statement.

General

The authorized capital stock of Tidewater consists of 125,000,000 shares of common stock, par value $0.001 per share, of which 41,000,575 shares were outstanding as of June 30, 2021 and 3,000,000 shares of preferred stock, no par value per share, none of which were outstanding as of June 30, 2021. As of July 8, 2021, the outstanding shares of common stock were held by 631 stockholders of record. All outstanding shares of Tidewater common stock are fully paid and nonassessable. The unissued portion of Tidewater’s authorized common stock are available for issuance as the board of directors of Tidewater (the “Tidewater Board”) determines advisable.

Tidewater has also established long-term incentive compensation plans as incentives for certain eligible employees and currently sponsors one such plan – the Tidewater Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”). The only types of long-term incentive awards that Tidewater has outstanding are restricted stock units and stock options. As of June 30, 2021, there were 1,019,879 restricted stock units outstanding and 603,756 stock options outstanding (including the incentive awards issued under Tidewater’s prior plans). Subject to the terms and conditions of the 2021 Plan and NYSE listing rules, Tidewater may issue up to 2,500,000 additional shares of common stock under the 2021 Plan.

Common Stock

Voting Rights. Tidewater has only one outstanding class of stock and all voting rights are vested in the holders of Tidewater common stock. On all matters subject to a vote of stockholders, including the election of directors, the stockholders of Tidewater will be entitled to one vote for each share of common stock owned. Stockholders of Tidewater do not have cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to the rights granted to any holders of Tidewater preferred stock, holders of Tidewater common stock are entitled to receive dividends, if any, in the amounts and at the times declared by the Tidewater Board in its discretion out of any assets or funds of Tidewater legally available for the payment of dividends.

Liquidation Rights. Upon the dissolution, liquidation or winding up of Tidewater’s business, subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of Tidewater common stock are entitled to receive the assets of Tidewater available for distribution to its stockholders ratably in proportion to the number of shares of common stock held by them.

Assessment and Redemption. Shares of Tidewater common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Tidewater common stock.

Preemptive Rights. Holders of Tidewater common stock do not have any preemptive right to subscribe to an additional issue of its common stock or to any security convertible into such stock.

Limitations on Ownership by Non-U.S. Citizens. Tidewater owns and operates U.S.-flag vessels in U.S. coastwise trade; accordingly, it is subject to the Jones Act, which, subject to limited exceptions, restricts maritime transportation between points in the United States (known as marine cabotage services or coastwise trade) to vessels built in the United States, registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Under the Jones Act, at least 75% of the outstanding shares of each class or series of the capital stock of Tidewater must be owned and controlled by U.S. citizens. In order to ensure compliance with the Jones Act coastwise citizenship requirement that at least 75% of Tidewater’s outstanding common stock is owned by U.S. citizens, the Tidewater certificate of incorporation restricts ownership of the shares of its outstanding common stock by non-U.S. citizens in the aggregate to not more than 24%. The Tidewater certificate of incorporation further prohibits the acquisition of shares by a non-U.S. citizen where (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 24% of Tidewater’s issued and outstanding common stock and (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides the Tidewater Board with authority to redeem any share of common stock that is owned by a non-U.S. citizen that would result in ownership by non-U.S. citizens in the aggregate in excess of 24% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides that Tidewater may require beneficial owners of its common stock to confirm their citizenship from time to time through written statement or affidavit and could, at the discretion of the Tidewater Board, suspend the voting rights of such beneficial owner, pay into an escrow account dividends or other distributions (upon liquidation or otherwise) with respect to such shares held by such beneficial owner and restrict, prohibit or void the transfer of such shares and refuse to register such shares of Tidewater common stock held by such beneficial owner until confirmation of its citizenship status is received.

Transfer Agent. The transfer agent for Tidewater common stock is Computershare Inc.

Warrants

As of the date hereof, Tidewater has five series of outstanding warrants, three series of which were issued during Tidewater’s 2017 restructuring: (1) Series A warrants, (2) Series B warrants (together with the Series A warrants, the “equity warrants” or the “TDW Equity Warrants”) and (3) warrants issued to certain holders of Tidewater’s unsecured notes, certain lenders under Tidewater’s credit agreement pre-restructuring, and the lessor parties to certain sale leaseback agreements (the “creditor warrants” or the “TDW Jones Act Warrants”) who did not establish their status as U.S. citizens during the restructuring. Two additional series of warrants were assumed as a result of the business combination with GulfMark: (1) GulfMark equity warrants (the “GLF Equity Warrants”) and (2) GulfMark Jones Act Warrants (the “GLF Jones Act Warrants”).

The TDW Equity Warrants have six-year terms and are exercisable through July 31, 2023. Each TDW Equity Warrant represents the right to purchase one share of Tidewater common stock, par value $0.001 per share, at the applicable exercise price, subject to certain adjustments as provided in the equity warrant agreement pursuant to which the equity warrants were issued. All unexercised equity warrants will expire, and the rights of the holders of TDW Equity Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on July 31, 2023, or (ii) upon their earlier exercise or settlement in accordance with the terms of the equity warrant agreement.

The TDW Jones Act Warrants have 25-year terms and are exercisable through July 31, 2042. Each TDW Jones Act Warrant represents the right to purchase one share of Tidewater common stock, par value $0.001, upon payment of an exercise price equal to the par value of Tidewater common stock. All unexercised TDW Jones Act Warrants will expire, and the rights of the holders of TDW Jones Act Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on July 31, 2042 or (ii) upon settlement of all TDW Jones Act Warrants validly exercised or converted prior to July 31, 2042 and, if exercised or converted under the terms of the creditor warrant agreement pursuant to which the TDW Jones Act Warrants were issued, by purchasing one share of Tidewater common stock at the exercise price, for which the exercise price was timely paid.

As of June 30, 2021, there were 2,432,432 Series A warrants outstanding, with an exercise price of $57.06 per share, 2,629,657 Series B warrants outstanding, with an exercise price of $62.28 per share, and 639,354 creditor warrants outstanding, with an exercise price of $0.001 per share.

The GLF Equity Warrants have seven-year terms and are exercisable through November 14, 2024. Each GLF Equity Warrant represents the right to purchase 1.100 shares of Tidewater common stock, par value $0.001 per share, for an exercise price of $100.00 per share, subject to certain adjustments as provided in, and all other terms and conditions of, the GLF Equity Warrant Agreement under which such warrants were issued (as assumed and amended by Tidewater), including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. All unexercised GLF Equity Warrants will expire, and the rights of the holders of GLF Equity Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on November 14, 2024 or (ii) upon their earlier exercise or settlement in accordance with the terms of the GLF Equity Warrant Agreement.

The GLF Jones Act Warrants have 25-year terms and are exercisable through November 14, 2042. Each GLF Jones Act Warrant represents the right to purchase 1.100 shares of Tidewater common stock, par value $0.001 per share, for an exercise price of $0.01 per share, subject to certain adjustments as provided in, and all other terms and conditions of, the GLF Jones Act Warrant Agreement under which such warrants were issued (as assumed and amended by Tidewater), including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. All unexercised GLF Jones Act Warrants will expire, and the rights of the holders of GLF Jones Act Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on November 14, 2042 or (ii) upon their earlier exercise or conversion in accordance with the terms of the GLF Jones Act Warrant Agreement.

As of June 30, 2021, there were 861,310 GLF Equity Warrants outstanding, with an exercise price of $100.0 per share, and 669,601 GLF Jones Act Warrants outstanding, with an exercise price of $0.01 per share.

Certain Provisions of the Tidewater Certificate of Incorporation and Bylaws

Indemnification and Limitations on Liability of Directors and Officers

As permitted by the Delaware General Corporation Law (the “DGCL”), the Tidewater certificate of incorporation contains provisions that eliminate the personal liability of Tidewater’s directors and officers to Tidewater and Tidewater’s stockholders to the fullest extent permitted by the DGCL. However, these provisions do not limit or eliminate the rights of Tidewater or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director or officer’s fiduciary duty and do not limit or eliminate the liability of directors under the federal securities laws.

In addition, the Tidewater certificate of incorporation provides that Tidewater will indemnify and advance expenses to, and hold harmless, each of Tidewater’s directors and officers, to the fullest extent permitted by applicable law, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Tidewater or, while holding such office or serving in such position, is or was serving at the request of Tidewater as a director, officer or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of Tidewater to procure a judgment in its favor) actually and reasonably incurred by such person. The Tidewater certificate of incorporation further provides that it shall only be required to indemnify a person potentially eligible for indemnification (as specified above) in connection with a proceeding commenced by such person if the commencement of such proceeding (or part thereof) by the person was authorized by the Tidewater Board.

The DGCL permits Tidewater to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. Tidewater currently maintains such liability insurance.

Anti-Takeover Provisions

Certain provisions of the DGCL and the Tidewater certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction or other attempts to influence or replace Tidewater’s incumbent directors and officers. These provisions are summarized below.

Section 203 of the DGCL. Section 203 of the DGCL generally prohibits any “business combination,” including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the transaction that will cause the person or entity to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction; (ii) after the completion of the transaction in which the person or entity becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares held by officers and directors of interested stockholders or shares held by specified employee benefit plans; or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares held by the interested stockholder. The Tidewater certificate of incorporation incorporates Section 203 (except for Section 203(b)(4)) and provides that such provisions will govern even if Tidewater does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders.

Authorized but Unissued Shares of Common Stock. The Tidewater certificate of incorporation authorizes the Tidewater Board to issue authorized but unissued shares of common stock.

Undesignated Preferred Stock. The Tidewater certificate of incorporation provides the Tidewater Board with the authority to determine and fix the powers, preferences, rights, qualifications, limitations and restrictions of shares of preferred stock issued by the Tidewater Board.

No Cumulative Voting. Holders of Tidewater common stock do not have cumulative voting rights in the election of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. The Tidewater bylaws provide advance notice procedures for stockholders to nominate candidates for election as directors at Tidewater’s annual and special meetings of stockholders and for stockholders seeking to bring business before its annual meeting of stockholders. The Tidewater bylaws also specify certain requirements regarding the form and content of a stockholder’s notice.

Special Meetings of Stockholders. The Tidewater bylaws allow only the Tidewater Board to call special meetings of stockholders. Tidewater stockholders are not able to call special meetings of stockholders.

Stockholder Action by Written Consent. The Tidewater certificate of incorporation provides that any action required or permitted to be taken at a stockholders’ meeting may be taken only upon the vote of the stockholders at such meeting and may not be taken by written consent of the stockholders.

Amendments of Certain Provisions of the Tidewater Certificate of Incorporation. The Tidewater certificate of incorporation requires the affirmative vote of at least 80% of the voting power of the outstanding shares of Tidewater’s capital stock, voting together as a single class, to amend, repeal or adopt any provision inconsistent with the provision of its charter prohibiting stockholders acting by written consent.

Size of Tidewater Board and Vacancies. The Tidewater bylaws provide that the Tidewater Board shall consist of five or more members, the exact number to be fixed by the Tidewater Board from time to time. The Tidewater bylaws further provide that, subject to the rights of holders of any series of preferred stock to elect directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Tidewater Board, may be filled by the affirmative vote of a majority of the remaining members of the board, although less than a quorum, or a sole remaining director.

Amendments of the Tidewater Bylaws. The Tidewater bylaws may be amended or repealed and new bylaws may be adopted by the Tidewater Board, subject to the stockholders’ power to make additional bylaws or alter and repeal any bylaws, whether such bylaws were originally adopted by them or otherwise.

Limitations on Ownership by Non-U.S. Citizens. Because Tidewater owns and operates U.S.-flag vessels in U.S. coastwise trade, it is subject to the Jones Act, which, subject to limited exceptions, restricts maritime transportation between points in the United States (known as marine cabotage services or coastwise trade) to vessels built in the United States, registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Under the Jones Act, at least 75% of the outstanding shares of each class or series of the capital stock of Tidewater must be owned and controlled by U.S. citizens. In order to ensure compliance with the Jones Act coastwise citizenship requirement that at least 75% of Tidewater’s outstanding common stock is owned by U.S. citizens, the Tidewater certificate of incorporation restricts ownership of the shares of its outstanding common stock by non-U.S. citizens in the aggregate to not more than 24%. The Tidewater certificate of incorporation further prohibits the acquisition of shares by a non-U.S. citizen where (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 24% of Tidewater’s issued and outstanding common stock and (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides the Tidewater Board with authority to redeem any share of common stock that is owned by a non-U.S. citizen that would result in ownership by non-U.S. citizens in the aggregate in excess of 24% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation also provides that Tidewater may require beneficial owners of its common stock to confirm their citizenship from time to time through written statement or affidavit and could, at the discretion of the Tidewater Board, suspend the voting rights of such beneficial owner, pay into an escrow account dividends or other distributions (upon liquidation or otherwise) with respect to such shares held by such beneficial owner and restrict, prohibit or void the transfer of such shares and refuse to register such shares of Tidewater common stock held by such beneficial owner until confirmation of its citizenship status is received.

Choice of Forum

The Tidewater certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on Tidewater’s behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any current of former director, officer, employee or agent of Tidewater or Tidewater’s stockholders;

●	any action asserting a claim arising pursuant to any provision of the DGCL, Tidewater’s certificate of incorporation or bylaws; or

●	any action asserting a claim governed by the internal affairs doctrine.

If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware. Tidewater’s certificate of incorporation also provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of Tidewater’s capital stock will be deemed to have consented to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for Tidewater’s certificate of incorporation. To the fullest extent permitted by applicable law, if any action the subject matter of which is within the scope of the exclusive forum provision is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce the exclusive forum provision and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.

Although Tidewater believes these provisions will benefit it by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against Tidewater’s directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in Tidewater’s certificate of incorporation is inapplicable or unenforceable.

Preferred Stock Purchase Rights

On April 13, 2020, the Tidewater Board adopted a Tax Benefits Preservation Plan (the “Rights Plan”) by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent, declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each share of the Company’s outstanding common stock at the close of business on April 24, 2020 (the “Record Date”) and authorized the issuance of one Right (subject to adjustment as provided in the Rights Plan) with respect to each share of common stock that becomes outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (each as defined below). The terms of the Rights are set forth in the Rights Plan.

The Tidewater Board adopted the Rights Plan in an effort to protect the Company from potential adverse consequences arising under Section 382 (“Section 382”) of the Internal Revenue Code, as amended (the “Code”), including a significant reduction in the annual utilization of the Company’s net operating loss carryforwards (“NOLs”) and built-in losses and the impairment or loss of the NOLs and built-in losses prior to their use. We have experienced and may continue to experience substantial operating losses, and under the Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “Ownership Change,” as defined in Section 382, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Rights. Subject to the terms, provisions and conditions of the Rights Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth (subject to adjustment) of a share of our Series A Junior Participating Preferred Stock, no par value (the “Preferred Stock”), at a purchase price of $38.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”). The Preferred Stock may be issued in fractions of a share which will entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Acquiring Person. Under the Rights Plan, an “Acquiring Person” is any person who, together with all affiliates and associates from the date of the Rights Plan, is the beneficial owner of 4.99% or more of the common stock then outstanding. An Acquiring Person does not include (i) an “Exempt Person” (as defined below), (ii) any person that becomes the beneficial owner of 4.99% or more of the common stock solely as a result of equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of common stock represented by such equity compensation award pursuant to the terms thereof, unless and until such time as such person or one or more of its affiliates or associates thereafter acquires beneficial ownership of one additional share of common stock (other than common stock acquired as described in clause this (ii) or pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or reclassification of the outstanding common stock), or (iii) any Existing Holder (as defined below), unless and until such time as such Existing Holder shall become the beneficial owner of (A) a percentage of the common stock then outstanding that is more than the aggregate percentage of the outstanding common stock that such Existing Holder Beneficially Owns immediately prior to the first public announcement of the adoption of this Agreement plus an amount equal to an additional 0.5% of the outstanding common stock (such aggregate amount being the “Exempt Ownership Percentage”)(excluding any shares of common stock acquired after the first public announcement of the adoption of the Rights Plan in the manner described in the immediately preceding clause (ii) or pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or reclassification of the outstanding common stock) or (B) less than 4.99% of the common stock then outstanding (after which time, if such person shall be the beneficial owner of 4.99% or more of the common stock then outstanding (other than by virtue of acquiring beneficial ownership of any shares of common stock in the manner described in the immediately preceding clause (ii) or pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or reclassification of the outstanding common stock), such person shall be or become deemed an Acquiring Person).

No person shall become an “Acquiring Person” as the result of an acquisition of common stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 4.99% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the common stock then outstanding; provided, however, that if a person becomes the beneficial owner of 4.99% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the common stock then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of one or more additional shares of common stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding common stock in common stock or pursuant to a split or subdivision of the outstanding common stock), then such person shall be deemed to be an “Acquiring Person” unless, upon becoming the beneficial owner of such additional common stock, such person does not beneficially own 4.99% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the common stock then outstanding.

If the Tidewater Board determines in good faith that a person who would otherwise be an “Acquiring Person,” has become such inadvertently (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of common stock that would otherwise cause such person to be an “Acquiring Person” or (B) such person was aware of the extent of its beneficial ownership of common stock but had no actual knowledge of the consequences of such beneficial ownership under the Rights Plan), and such person divests as promptly as practicable (as determined in good faith by the Tidewater Board) a sufficient number of shares of common stock so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be or have become an Acquiring Person at any time for any purposes of the Rights Plan. For all purposes of the Rights Plan, any calculation of the number of shares of common stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding common stock of which any person is the beneficial owner, shall be made pursuant to and in accordance with Section 382.

“Existing Holder” means any person, immediately prior to the first public announcement of the adoption of the Rights Plan, is the beneficial owner of 4.99% or more of the common stock then outstanding, together with any affiliates and associates of such person.

“Exempt Person” means (i) the Company, any subsidiary of the Company, in each case including, without limitation, the officers and board of directors thereof acting in their fiduciary capacity, or any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company, (ii) any person deemed to be an “Exempt Person” in accordance with the Rights Plan, (iii) any other person whose beneficial ownership (together with all affiliates and associates of such person) of shares in excess of 4.99% of the then-outstanding common stock (or, in the case of an Existing Holder, shares of common stock in excess of the Exempt Ownership Percentage) will not, as determined by the Tidewater Board in its sole discretion, jeopardize or endanger the value or availability to the Company of the Company’s tax attributes, and (iv) any other person if the Tidewater Board has determined in good faith that such person shall be an “Exempt Person”; provided, however, that any person deemed to be an “Exempt Person” pursuant to subclauses (ii) or (iii) will cease to be an “Exempt Person” if the Tidewater Board thereafter makes a determination that such person’s beneficial ownership (together with all affiliates and associates of such person) would, notwithstanding its prior determination to the contrary, jeopardize or endanger the value or availability to the Company of the tax attributes.

Exercisability. Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (ii) ten business days (or such later date as may be determined by action of the Tidewater Board of prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the common stock certificates outstanding as of the Record Date, by such common stock certificate (or, with respect to any shares of common stock held in book entry form, by the notation in book entry) together with a copy of the related summary of rights.

Any transfer of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of common stock.

After the time at which a person becomes an Acquiring Person (the “Trigger Event”) upon expiration of the redemption period, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise at a price per Right equal to the then current Purchase Price multiplied by the number of one-thousandths of a share of Preferred Stock for which a right is then exercisable, in accordance with the terms of the Rights Plan and in lieu of Preferred Stock, such number of shares of common stock which equals the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and (y) dividing that product by 50% of the current per share market price of the common stock on the first date of the occurrence of, or the date of the first public announcement of, the Trigger Event.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Exchange of Common Stock for Rights. After the occurrence of a Trigger Event and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding common stock, the Tidewater Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for common stock at an exchange rate of one share of common stock per Right (subject to adjustment).

Expiration. The Rights will expire on the earliest of (i) the close of business on April 13, 2023, (ii) the close of business on the date of the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) if a proposal soliciting stockholder approval of the Rights Plan is not included in the proxy statement related to the 2020 Annual Meeting and approved by the affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote on such proposal, (iii) the time at which the Rights are redeemed as provided in Rights Plan, (iv) the time at which the Rights are exchanged as provided in the Rights Plan, (v) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the Rights Plan, (vi) the close of business on the effective date of the repeal of Section 382 if the Tidewater Board determines that the Rights Plan is no longer necessary or desirable for the preservation of the tax attributes or (vii) the close of business on the first day of a taxable year of the Company to which the Tidewater Board determines that no tax attributes may be carried forward or otherwise utilized (the earliest of (i) – (vii) is referred to as the “Expiration Date”). The Rights Plan was included in the Company’s proxy statement related to the 2020 Annual Meeting and was subsequently approved by the Company’s shareholders at the 2020 Annual Meeting held on July 28, 2020.

Redemption. The Tidewater Board may, at its option, at any time prior to the earlier of (a) the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 4.99% or more of the common stock, and (b) April 13, 2023, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in common stock (based on the current per share market price at the time of redemption), cash or any other form of consideration deemed appropriate by the Tidewater Board. The redemption of the Rights by the Tidewater Board may be made effective at such time, on such basis and subject to such conditions as the Tidewater Board in its sole discretion may establish.

Rights of Preferred Stock. Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of 1,000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $10.00 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each share of Preferred Stock will have 1,000 votes and will vote together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. Preferred Stock will not be redeemable. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

Anti-Dilution Provisions. The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Amendments. For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion supplement or amend any provision of the Rights Plan in any respect without the approval of any holders of Rights or common stock. From and after the time that the Rights are no longer redeemable, the Company may from time to time supplement or amend the Rights Plan without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the final expiration date of the Rights; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an affiliate or associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause the Rights Plan again to become amendable as to an Acquiring Person or an affiliate or associate of an Acquiring Person other than in accordance with this sentence; provided further, that the right of the Tidewater Board to extend the Distribution Date shall not require any amendment or supplement hereunder.

Anti-Takeover Effects. While intended to reduce the risk of an “ownership change” within the meaning of Section 382, and thereby preserve the current ability of the Company to utilize NOLs, the Rights could have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who becomes an Acquiring Person on terms not approved by the Tidewater Board. The Rights should not interfere with any merger or other business combination approved by the Tidewater Board since the Tidewater Board may exempt such merger or business combination from the Rights Plan. In addition, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the close of business on the tenth business day after there has been a public announcement, or resolution of the Tidewater Board confirming, that a person or group has become an Acquiring Person.

Shares Eligible for Future Sale

Tidewater cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. The sale of substantial amounts of shares of Tidewater common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

If specified in the prospectus supplement respecting a particular series of debt securities, one or more guarantors identified therein will fully and unconditionally guarantee that series described in the prospectus supplement. Each guarantee will be an unsecured obligation of the guarantor. A guarantee of subordinated debt securities will be subordinated to the senior debt of the guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt.

We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Tidewater,” “we,” “our” or “us” refer to Tidewater Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and/or committee thereof and set forth or determined in the manner provided in a resolution of our board of directors and/or committee thereof, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

●	any limit on the aggregate principal amount of the debt securities which may be authenticated under the indenture;

●	the date or dates on which the principal of the securities of the series is payable;

●

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●

the place or places where principal of, premium, if any, or interest on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●

if payments of principal of, premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of, or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	whether the debt securities of the series will be guaranteed by one or more guarantors; and

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Guarantees

If specified in the applicable prospectus supplement respecting a particular series of debt securities, one or more of the guarantors will fully, unconditionally, irrevocably, absolutely and jointly and severally guarantee the due and punctual payment of the principal of, and premium, if any, and interest on the debt securities and all other amounts due and payable by us under the indenture and the debt securities, when and as such principal, premium, if any, interest and other amounts shall become due and payable. The guarantee of any debt securities is intended to be a general, unsecured, senior obligation of each of the guarantors and will rank pari passu in right of payment with all indebtedness of each guarantor that is not, by its terms, expressly subordinated in right of payment to the guarantee.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency appointed by us (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●

we are the surviving corporation or the successor person (if other than Tidewater) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries and any guarantor may consolidate with, merge into or transfer all or part of its properties to us or any guarantor.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, “Event of Default” means with respect to any series of debt securities, any of the following:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or Tidewater and the trustee, receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Tidewater;

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●

principal amount of the outstanding debt securities of that series have made written request to, and offered indemnity or security reasonably acceptable to, the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add security for or guarantees of debt securities or for an additional obligor on the debt securities;

●	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

●	to surrender any of our rights or powers under the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to add covenants or events of default for the benefit of the holders of any debt securities;

●

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

●	waive a redemption payment with respect to any debt security; or

●	release any guarantor from any debt securities except in accordance with such debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

The Trustee

We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor. The indenture will contain certain limitations on the right of the trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. The indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by an Officer’s Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.

We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 3,000,000 shares of preferred stock, without par value, in one or more series, and to fix the number of shares to be included in any series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series. The preferred stock will be governed by Delaware law. As of June 30, 2021, there were no shares of preferred stock outstanding.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

●	dividend rights;

●	conversion or exchange rights;

●	voting rights;

●	redemption rights and terms;

●	liquidation preferences;

●	sinking fund provisions;

●	the serial designation of the series; and

●	the number of shares constituting the series.

Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that the prospectus supplement covers.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable.

In addition, as described above under “Description of Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts. The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. The Tidewater Board may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the Tidewater Board to issue preferred stock could discourage, delay, or prevent a takeover of us.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units.

DESCRIPTION OF WARRANTS

We may issue warrants entitling the holder to purchase our debt securities, preferred stock, common stock or depositary shares as described in the prospectus supplement relating to the issuance of the warrants. Warrants may be issued independently or together with other of our securities and may be attached to or separate from other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company that acts as warrant agent. The warrant agent will act solely as our agent in connection with warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement will describe the terms of any warrants offered, including the following:

●	the amount of warrants to be registered and the purchase price and manner of payment to acquire the warrants;

●	a description, including amount, of the debt securities, preferred stock, common stock or depositary shares which may be purchased upon exercise;

●	the exercise price which must be paid to purchase the securities upon exercise of a warrant and any provisions for changes or adjustments in the exercise price;

●	any date on which the warrants and the related debt securities, preferred stock, common stock or depositary shares will be separately transferable;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	a discussion of certain U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other material terms of the warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or depositary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or depositary shares, holders of such warrants will not have any of the rights of holders of such debt securities, preferred stock, common stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote or to exercise any rights of holders of depositary receipts in respect of the depositary shares purchasable upon such exercise.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents (acting as agent or principal); (4) through a combination of any of these methods; or (5) through any other method described in a prospectus supplement. The prospectus supplement may state the terms of the offering of securities, and including the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

We may engage in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business for which they may receive compensation.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Tidewater Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

Tidewater files annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Tidewater files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain many of these documents, free of charge, from Tidewater at http://www.tdw.com/ under the “Investor Relations” link and then under the heading “SEC Filings.”

Tidewater has filed a registration statement on Form S-3 under the Securities Act with the SEC to register with the SEC the securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about Tidewater and its securities, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. These documents contain important information about the company and its financial condition.

The SEC allows Tidewater to incorporate certain information into this prospectus by reference to other information that has been filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. All documents that Tidewater files (but not those that Tidewater furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that Tidewater files (but not those that Tidewater furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement. The documents that are incorporated by reference contain important information about Tidewater, and you should read this prospectus together with any other documents incorporated by reference in this prospectus.

This prospectus incorporates by reference the following documents that have previously been filed with the SEC by Tidewater (File No. 001-06311):

●	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021 and as amended by Amendment No. 1 filed with the SEC on April 30, 2021;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 6, 2021;

●

Current Reports on Form 8-K, filed with the SEC on January 7, 2021, January 21, 2021, February 26, 2021, March 15, 2021, March 18, 2021, April 27, 2021, May 3, 2021, May 21, 2021 and June 10, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

●

the description of Tidewater’s common stock included in Amendments to our Registration Statement on Form 8-A/A filed with the SEC on May 24, 1993 under the Exchange Act, as amended by Item 5.03 of the Current Report on Form 8-K filed with the SEC on July 31, 2017, and including any amendment or report filed for the purpose of updating such description.

You may request copies of this prospectus and any of the documents incorporated by reference herein or certain other information concerning Tidewater, without charge, upon written or oral request to the Company’s principal executive office. The address and telephone number of such principal executive office are listed below.

Tidewater Inc.
6002 Rogerdale Road
Suite 600
Houston, Texas 77072
Attention: Investor Relations
Telephone: (713) 470-5300
Email: jstanley@tdw.com

Tidewater has not authorized anyone to provide any information or make any representation about the offering or the Company that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

3,987,914 Shares

Tidewater Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Morgan Stanley

November 8, 2022